                                                                   Exhibit 17(d)

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--------------------------------------------------------------------------------

 LOGO
                           [LOGO OF EXCELSIOR FUNDS]



                        INTERNATIONAL EQUITY PORTFOLIOS


                                 ANNUAL REPORT

                                March 31, 2002


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


                               TABLE OF CONTENTS


                                                                     PAGE
                                                                     ----
      LETTER TO SHAREHOLDERS........................................   1
      ADVISER'S INTERNATIONAL EQUITY MARKETS REVIEW.................   2
      ADVISER'S INVESTMENT REVIEWS
         International Fund.........................................   3
         Latin America Fund.........................................   4
         Pacific/Asia Fund..........................................   5
         Pan European Fund..........................................   6
         Emerging Markets Fund......................................   7
      STATEMENTS OF ASSETS AND LIABILITIES..........................   8
      STATEMENTS OF OPERATIONS......................................   9
      STATEMENTS OF CHANGES IN NET ASSETS...........................  10
      FINANCIAL HIGHLIGHTS -- SELECTED PER SHARE DATA AND RATIOS....  12
      PORTFOLIOS OF INVESTMENTS
         International Fund.........................................  14
         Latin America Fund.........................................  17
         Pacific/Asia Fund..........................................  19
         Pan European Fund..........................................  22
         Emerging Markets Fund......................................  24
      NOTES TO FINANCIAL STATEMENTS.................................  27
      REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS.............  36
      DIRECTORS/TRUSTEES AND OFFICERS OF THE EXCELSIOR FUNDS COMPLEX  37
      VOTING RESULTS OF SPECIAL MEETINGS OF SHAREHOLDERS............  41
      FEDERAL TAX INFORMATION.......................................  42

For shareholder account information, current price and yield quotations, or to make an initial purchase or obtain a prospectus, call the appropriate telephone number listed below:

.. Initial Purchase and Prospectus Information and Shareholder Services
  1-800-446-1012 (From overseas, call 617-483-7297)
.. Current Price and Yield Information 1-800-446-1012
.. Internet Address: http://www.excelsiorfunds.com

This report must be preceded or accompanied by a current prospectus.

Prospectuses containing more complete information including charges and expenses regarding Excelsior Funds, Inc. and Excelsior Tax-Exempt Funds, Inc. may be obtained by contacting the Funds at 1-800-446-1012.

Investors should read the current prospectus carefully prior to investing or sending money.

Excelsior Funds, Inc. and Excelsior Tax-Exempt Funds, Inc. are distributed by Edgewood Services, Inc.

You may write to Excelsior Funds, Inc. and Excelsior Tax-Exempt Funds, Inc. at the following address:

      Excelsior Funds
      P.O. Box 8529
      Boston, MA 02266-8529

SHARES IN THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, UNITED STATES TRUST COMPANY OF NEW YORK, U.S. TRUST COMPANY, THEIR PARENT AND AFFILIATES AND SHARES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. INVESTMENTS IN THE FUNDS INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL. FUND SHARES ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT.

                            LETTER TO SHAREHOLDERS
--------------------------------------------------------------------------------

   Dear Shareholder:

   For each of us, our nation, our markets and the world economy the last year proved to be, perhaps, one of the most challenging in several decades.

   Prior to the tragic events of September 11, modest market gains during the first fiscal quarter were already eroding, despite two rate cuts by the Federal Reserve. This was due to a seemingly faltering economy and concerns about corporate profits. When the markets re-opened, all the major domestic and international equity market indices fell precipitously, before eventually stabilizing. Our nation, and the financial markets, demonstrated remarkable resilience during the ensuing months. The Federal Reserve cut rates to historically low levels, providing a lift to the fixed-income markets. Consumer confidence remained remarkably steady and the equity markets bounced back, despite the instigation of military action in Afghanistan and revelations of questionable accounting practices at Enron and other major corporations. The latter issue dampened investor confidence in corporate earnings reports as the March 2002 fiscal quarter closed on a flat note.

   While the prospects for the U.S. economy seem to be brightening, the world we live in has changed dramatically. As we adapt to the uncertainties of this new environment, we must also re-think our financial needs and objectives. Now, perhaps more than ever, diversification will play a critical role in achieving your investment goals.

   As always, we appreciate your confidence in selecting Excelsior to fulfill your investment needs. We remain committed to providing you with first-class investment products and are confident that the broad array of domestic and international equity as well as taxable and tax-exempt fixed-income funds will help you meet your financial objectives.

                                          Sincerely,

                                           LOGO
                   /s/(less than)/TC  Stephen C. Hassenfelt
                                          Stephen C. Hassenfelt
                                          President

                             EXCELSIOR FUNDS, INC.
                 ADVISER'S INTERNATIONAL EQUITY MARKETS REVIEW

--------------------------------------------------------------------------------
   Responding to Fed interest rate cuts in the U.S. and led by the Nasdaq, global markets staged a broad rally in April and May, the first two months of fiscal 2002, with a renewed correction beginning in June. The fringe areas of the world benefited the most from the rising tide of liquidity. China, Russia, South Korea and Mexico were the strongest performers in the period. Although many international economies had followed the U.S. into a slowdown, their bubble was less inflated, their deceleration consequently less rapid. International markets declined in the second fiscal quarter. The tragic events of September 11 caused an immediate downward twist to the global economy. Coordinated interest rate cuts and large liquidity additions by the global central banks helped stabilize the markets and bring about a more V-shaped synchronized global recovery than would otherwise have been the case. Japan was still headed into recession, hurt by Yen strength, putting pressure on the rest of Asia. Only China held up well and remained the highest-growth economy in the region. Argentina's situation was precarious once again, and growth slowed in Brazil and Mexico as well.

   Europe began to show signs of recovery in the third fiscal period, spurred on by hopes of further interest rate cuts. Japan was still headed for recession, the Yen weakened further, and reforms were slow in coming. An improving domestic economic environment helped Russia stay current on international debt payments. China's outlook was enhanced by the pending recognition of World Trade Organization membership. Latin America performed well, despite a host of problems including Argentine debt default, falling oil prices and a slowing U.S. economy.

   International markets weakened during the first half of the fourth fiscal quarter and then rallied to end slightly up for the full period, outperforming the U.S. market. This was mainly due to strong performance in Japan, which came in response to the annual "price keeping operation" prior to that country's fiscal year end. Thanks to the surge in global liquidity, emerging markets--e.g., Russia, Korea and Thailand--were top performers worldwide. Non-Japan Asia was the earliest to benefit from a U.S. recovery, while Europe lagged by about a quarter. European business confidence improved nicely, with one prominent German indicator of confidence exceeding expectations for the fourth consecutive month and rising to its highest level in a year.

EXCELSIOR FUNDS, INC.
                                                             INTERNATIONAL FUND
--------------------------------------------------------------------------------
For the twelve months ended March 31, 2002, the Fund realized a total return of -12.25%* as compared with -8.50%** for the MSCI EAFE Index and -5.79%*** for the MSCI ACWI Free ex USA Index. Responding to the Fed's rate cuts, global markets staged a rally in April and May, only to correct in June. China, Russia, South Korea and Mexico were the strongest performers. The Fund's large-cap bias hurt performance as small and mid-caps pulled ahead during the quarter. Market weakness continued into the fiscal second quarter as the events of September 11 caused a downward twist to the global economy. Our defensive positioning--overweight health care, consumer staples and energy--did help performance, but weakness in the Fund's large insurance holdings hurt. The fiscal third quarter saw coordinated rate cuts, liquidity additions and higher government spending--all of which helped economies toward recovery. Our positioning continued to be defensive, partially hedged, and very underweight Japan. In the final quarter, international markets weakened initially and then rallied to end slightly up for the full quarter, outperforming the US market. This was mainly due to strong performance in Japan (which had a temporary negative impact on Fund performance), in response to the annual pre-year end "price keeping operation." Thanks to the surge in global liquidity, emerging markets--Russia, Korea, and Thailand--were the top global performers. More signs of a broad global recovery began to appear. We maintained a barbell approach in the portfolio, holding defensives as well as cheap recovery beneficiaries. At fiscal year end, we were still overweight consumer staples and health care but were adding stocks in the consumer discretionary, materials and technology sectors. We were underweight the UK and Japan, and overweight non-Japan Asia and Continental Europe. We have been finding what we regard as attractive investment opportunities among small and mid cap stocks.


                                     [CHART]
International Fund+

Average Annual Total Return Ended on 3/31/02*
        1 Year          5 Years         10 Years
        (12.25)         0.02%             4.25%

                  International      MSCI EAFE       MSCI-ACWI Free
                       Fund            Index**       ex U.S. Index***

   3/31/1992         $10,000          $10,000           $10,000
   3/31/1993         $10,485          $11,160           $11,058
   3/31/1994         $12,827          $13,671           $13,707
   3/31/1995         $12,580          $14,505           $14,305
   3/31/1996         $14,186          $16,293           $16,191
   3/31/1997         $15,148          $16,531           $16,684
   3/31/1998         $18,090          $19,608           $19,399
   3/31/1999         $17,515          $20,796           $19,998
   3/31/2000         $28,076          $26,014           $25,772
   3/31/2001         $17,275          $19,287           $18,860
   3/31/2002         $15,159          $17,647           $17,768

Past performance is not predictive of future performance. Investment returns and principal values will vary and shares may be worth more or less at redemption than their original cost. International investing is subject to special risks such as currency fluctuations and differences in accounting and taxation standards.
The above illustration compares a $10,000 investment made in the Fund and broad-based indices over the past ten fiscal years. All dividends and capital gain distributions are reinvested. The Fund's performance takes into account fees and expenses. The indices do not take into account charges, fees and other expenses. Further information relating to Fund performance is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.
--------
* Total return represents the change during the period in a hypothetical account with dividends reinvested.
** Source: Morgan Stanley & Co., Incorporated--Morgan Stanley Capital
   International EAFE (Europe, Australia, Asia, Far East) Index is a widely accepted, unmanaged index composed of a sample of companies from 21 countries representing the developed stock markets outside North America.
***Source: Morgan Stanley & Co., Incorporated--Morgan Stanley Capital
   International All Country World Index Free ex USA is a widely accepted, unmanaged index of global stock market performance comprising 47 countries with developed and emerging markets excluding the United States.
+ The Fund is currently waiving certain fees. Had the Fund not waived fees, returns would have been lower. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of shares.

EXCELSIOR FUNDS, INC.
                                                             LATIN AMERICA FUND
--------------------------------------------------------------------------------

   For the twelve months ended March 31, 2002, the Fund realized a total return of 16.12%* versus 9.84%** for the MSCI EMF Latin American Index. In the fiscal first quarter, U.S. interest rate cuts helped Mexican performance. Argentina economic woes continued to be a problem, and Brazil suffered in sympathy. The Fund outperformed its benchmark index in the quarter, however, in part due to exceptional performance in financial and telecommunications stocks, both overweighted sectors for the Fund. Also, foreign corporate activity was the dominant theme in the region, and although the Fund did not own all of the targeted stocks, overall performance was boosted by the activity. In the fiscal second quarter, Latin America suffered from declining economic growth and rising global uncertainty, all of which was exacerbated after September 11. In economic terms, Brazil and Mexico showed signs of slowing. Nevertheless, despite numerous negative factors in the fiscal third quarter--the Argentine default, falling oil prices, and a slowing U.S. economy--Latin American equities performed well. In this period, Fund portfolio turnover activity was low. Geographically, the Fund continued to favor Mexico and Brazil, with a rising bias toward Brazil. Banks, especially in Brazil, continued to be a favored sector of the Fund. We feel this positioning worked to the Fund's advantage. Similar trends continued in the fiscal fourth quarter. Despite currency devaluations in Argentina and Venezuela, Latin America performed well, led by Mexico and Brazil--both areas overweighted by the Fund. Mexican telecommunications stocks were the Fund's star performers. Banks have been a significant sector for sometime, and we believe the environment continues to look good, as sound lending practices are pursued.

                                      [CHART]

                               Latin America Fund+

Average Annual Total Return Ended on 3/31/02*

       1 Year      5 Years           Since Inception (12/31/92)
       16.12%      (4.40)%                    2.24%

                                            MSCI EMF
               Latin America Fund      Latin America Index**

12/31/1992            $10,000                 $10,000
 3/31/1993            $10,071                 $10,482
 3/31/1994            $13,451                 $16,225
 3/31/1995            $ 9,353                 $11,391
 3/31/1996            $11,905                 $14,204
 3/31/1997            $15,368                 $19,028
 3/31/1998            $17,528                 $21,760
 3/31/1999            $ 9,256                 $15,904
 3/31/2000            $14,303                 $23,271
 3/31/2001            $10,568                 $18,270
 3/31/2002            $12,272                 $20,068


Past performance is not predictive of future performance. Investment returns and principal values will vary and shares may be worth more or less at redemption than their original cost. International investing is subject to special risks such as currency fluctuations and differences in accounting and taxation standards.

   The above illustration compares a $10,000 investment made in the Fund and a broad-based index since 12/31/92 (inception date). All dividends and capital gain distributions are reinvested. The Fund's performance takes into account fees and expenses. The index does not take into account charges, fees and other expenses. Further information relating to Fund performance is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.
--------
* Total return represents the change during the period in a hypothetical account with dividends reinvested.
** Source: Morgan Stanley & Co., Incorporated--Morgan Stanley Capital
   International EMF Latin America Index is a widely-accepted, unmanaged index composed of a sample of companies representative of the market structure of seven Latin American countries. The Index includes dividends reinvested.
+ The Fund is currently waiving certain fees. Had the Fund not waived fees, returns would have been lower. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of shares.

EXCELSIOR FUNDS, INC.
                                                              PACIFIC/ASIA FUND
--------------------------------------------------------------------------------

For the twelve months ended March 31, 2002, the Fund realized a total return of 1.62%* versus -10.27%** for the MSCI AC Asia Pacific Free Index and ranked 10 out of 71 funds, based on total return, in the Lipper Pacific Region Funds category*** for the same one year period. The Fund ranked 7 out of 33 funds in the same Lipper category for the five years ended March 31, 2002, with a cumulative return of -18.96%.* In the Fund's first fiscal quarter, we added selectively to our holdings in Japan, as we expected new Prime Minister Koizumi to enact much-needed structural reforms. We also overweighted China in light of its essentially juggernaut economy and likely acceptance into the World Trade Organization. We reduced our technology holdings all around due to the slowing global demand for cell phones, silicon chips and PCs. In addition, we exited the Philippines due to uncertain political developments there. We continued on a similar course in the fiscal second quarter, though more warily, as the events of September 11 threatened to affect much of Pacific/Asia--not so much directly but rather through their impact on the U.S. economy. We began to be concerned with the lack of progress in Japan, and began to reduce our holdings accordingly. Elsewhere, we continued to overweight China and, incidentally, India because we felt both countries were largely immune to the overall global slowdown. The rebound in markets around the world in the fiscal third quarter allowed us to gain substantial ground after a very poor nine months. Following a strong run-up in several tech companies, we diversified our technology exposure. On the downside, Japan continued to confound us, and we remained very selective in our Japanese purchases, stalling our plan to possibly market-weight that country. The fourth fiscal quarter saw a continuation of the rebound in the Asian markets except, notably, for Japan. Although that country did see its expected year-end rally in anticipation of its fiscal year-end (March), the rally quickly fizzled on Yen weakness; consequently, we finished the period dramatically underweight in Japan. Again the Asian star was China, with Korea also looking quite good, and we sought out worthwhile additions in both countries.

                                    [CHART]

                Pacific/Asia Fund+

Average Annual Total Return Ended on 3/31/02*

      1 Year      5 Years      Since Inception (12/31/91)
      1.62%      (4.12%)                2.58%

                  Pacific/Asia Fund      MSCI AC Asia Pacific Free Index**
12/13/1992            $10,000                       $10,000
3/31/1993             $10,771                       $11,681
3/31/1994             $14,876                       $14,742
3/31/1995             $14,000                       $15,097
3/31/1996             $16,411                       $16,154
3/31/1997             $15,623                       $13,214
3/31/1998             $11,318                       $10,983
3/31/1999             $11,899                       $12,007
3/31/2000             $21,495                       $17,150
3/31/2001             $12,461                       $11,324
3/31/2002             $12,662                       $10,161

Past performance is not predictive of future performance. Investment returns and principal values will vary and shares may be worth more or less at redemption than their original cost. International investing is subject to special risks such as currency fluctuations and differences in accounting and taxation standards.
   The above illustration compares a $10,000 investment made in the Fund and a broad-based index since 12/31/92 (inception date). All dividends and capital gain distributions are reinvested. The Fund's performance takes into account fees and expenses. The index does not take into account charges, fees and other expenses. Further information relating to Fund performance is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.
--------
* Total return represents the change during the period in a hypothetical account with dividends reinvested.
** Source: Morgan Stanley & Co., Incorporated--The Morgan Stanley Capital
   International All Country Asia Pacific Free Index is a widely-accepted, unmanaged index composed 10 developed and emerging market countries: China Free, Hong Kong, Japan, Indonesia, Korea, Malaysia, Philippines, Singapore, Taiwan and Thailand. The Index aims to capture 85% of the free float adjusted market capitalization in each industry group, in each country, for those securities not subject to foreign ownership restrictions. The Index includes dividends reinvested. Beginning with this report, we are now comparing the Fund's performance to the MSCI AC Asia Pacific Free Index, as the MSCI AC Asia Pacific Index has been discontinued. This Index fairly represents the Fund's investment universe.
*** Source: Lipper Analytical Services, Inc.--Lipper is an independent mutual fund performance monitor.
+ The Fund is currently waiving certain fees. Had the Fund not waived fees, returns would have been lower. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of shares.

EXCELSIOR FUNDS, INC.
                                                              PAN EUROPEAN FUND
--------------------------------------------------------------------------------

   For the twelve months ended March 31, 2002, the Fund realized a total return of - 8.26%* versus - 5.26%** for the MSCI Europe Index. During the fiscal first half, European markets drifted downward initially, given worsening economic conditions, and then plunged in the wake of September 11. Not surprisingly, defensive sectors declined least (tobacco, pharmaceuticals, energy), as technology, capital goods, media and, not surprisingly, tourism and leisure suffered from fears of declines in investment and consumer spending. In this period, Fund performance was negatively impacted by exposure to insurance groups, although overweight positions in energy and defense did help. The fiscal third quarter saw European markets rebound, however, on expectations that the economies had bottomed. Accordingly, growth-oriented technology, media and economically sensitive sectors led the market higher, while defensives lagged. Fund performance was helped by overweight positions in energy and capital goods, and by relative underweights in defensive areas such as pharmaceuticals, food and utilities. The start of the fiscal fourth quarter saw a pause in the up trend, likely due to the Enron scandal. By mid-January, however, ongoing positive economic signals turned markets around. The best-performing areas were industrial and manufacturing-oriented. Energy was also strong. Our investment strategy proved effective, as we had earlier positioned the Fund for anticipated economic recovery. We continue to favor companies that we feel benefit from economic recovery. We also are finding higher growth at lower valuations in small/mid-cap companies, and expect these stocks will continue to outperform the broader market.

                                      CHART

               Pan European Fund+

Average Annual Total Returns Ended on 3/31/02*
     1 Year                5 Years          Since Inception (12/31/92)
     (8.26)%               1.46%                       7.15%

                  Pan European Fund       MSCI Europe Index**
3/31/1992             $10,000                  $10,000
3/31/1993             $10,486                  $10,652
3/31/1994             $11,540                  $12,733
3/31/1995             $12,039                  $14,038
3/31/1996             $14,237                  $16,678
3/31/1997             $17,619                  $20,422
3/31/1998             $24,318                  $29,001
3/31/1999             $22,168                  $30,329
3/31/2000             $31,650                  $35,937
3/31/2001             $20,645                  $27,783
3/31/2002             $18,940                  $26,322

Past performance is not predictive of future performance. Investment returns and principal values will vary and shares may be worth more or less at redemption than their original cost. International investing is subject to special risks such as currency fluctuations and differences in accounting and taxation standards.

   The above illustration compares a $10,000 investment made in the Fund and a broad-based index since 12/31/92 (inception date). All dividends and capital gain distributions are reinvested. The Fund's performance takes into account fees and expenses. The index does not take into account charges, fees and other expenses. Further information relating to Fund performance is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.
--------
* Total return represents the change during the period in a hypothetical account with dividends reinvested.
** Source: Morgan Stanley & Co., Incorporated--Morgan Stanley Capital
   International Europe Index is a widely accepted, unmanaged index composed of a sample of companies representative of the market structure of 15 European countries. The Index includes dividends reinvested.
+ The Fund is currently waiving certain fees. Had the Fund not waived fees, returns would have been lower. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of shares.

EXCELSIOR FUNDS, INC.
                                                          EMERGING MARKETS FUND
--------------------------------------------------------------------------------

For the twelve months ended March 31, 2002, the Fund realized a total return of 12.16%* versus 14.94%** for the MSCI EMF (Emerging Markets Free) Index. In the fiscal first quarter, returns were driven by strong performance in Russia, China, and the Latin American banks--all areas of overweight for the Fund. Heading into the fiscal second quarter, emerging markets suffered from rising risk aversion after September 11. All regions were negatively influenced by a slowdown in the world economy and rising uncertainty. Fund performance was impacted accordingly, and we believed temporarily, and so our strategy and overweights remained intact. In the fiscal third quarter, conditions continued to improve. From a country standpoint, the Fund's main overweights were Brazil, China, and Russia. All three performed well. From a sector standpoint, exposure to Asian banks was increased. In Latin America, banks were added too. In the fiscal fourth quarter, bucking historical trends, emerging markets performed well in a time of high-profile currency devaluations in Argentina and Venezuela. The negative ramifications were countered by strength in Asia and markets like Russia, which were besieged with similar problems three years ago. Korea was a top performer. Russia performed well. Not only did it benefit from stable oil prices, but reform continued to go forward. Although the Fund increased in value, it under performed the index during the three-month period. This was due mainly to an underweight position in Korea; we believed--and continue to believe--there are better long-term opportunities elsewhere. We remain satisfied with the structure of the Fund and are optimistic regarding emerging market prospects going forward.

                                      [CHART]

                             Emerging Markets Fund+

Average Annual Total Return Ended on 3/31/02*

       1 Year                  Since Inception (1/2/98)
       12.16%                          (7.25)%

                    Emerging                 MSCI EMF
                  Markets Fund        (Emerging Markets Free)
                                              Index**
 1/2/1998            $10,000                 $10,000
3/31/1998            $10,000                 $10,620
9/30/1998            $ 5,340                 $ 6,328
3/31/1999            $ 5,857                 $ 8,395
9/30/1999            $ 6,161                 $ 9,906
3/31/2000            $10,705                 $12,727
9/30/2000            $ 7,675                 $ 9,947
3/31/2001            $ 6,452                 $ 9,947
9/30/2001            $ 5,136                 $ 6,649
3/31/2002            $ 7,237                 $ 9,372


Past performance is not predictive of future performance. Investment returns and principal values will vary and shares may be worth more or less at redemption than their original cost. International investing is subject to special risks such as currency fluctuations and differences in accounting and taxation standards.

   The above illustration compares a $10,000 investment made in the Fund and a broad-based index since 1/2/98 (inception date). For comparative purposes, the value of the index on 12/31/97 is used as the beginning value on 1/2/98. All dividends and capital gain distributions are reinvested. The Fund's performance takes into account fees and expenses. The index does not take into account charges, fees and other expenses. Further information relating to Fund performance is contained in the Financial Highlights section of the Prospectus and elsewhere in this report.
--------
* Total return represents the change during the period in a hypothetical account with dividends reinvested.
** Source: Morgan Stanley & Co., Incorporated--Morgan Stanley Capital
   International EMF (Emerging Markets Free) Index is a widely-accepted, unmanaged index composed of a sample of companies representative of the market structure of 26 global emerging market countries. The Index includes dividends reinvested.
+ The Fund is currently waiving certain fees. Had the Fund not waived fees, returns would have been lower. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of shares.

Excelsior Funds, Inc.
Statements of Assets and Liabilities
March 31, 2002

                                                                                          Pan         Emerging
                                            International    Latin      Pacific/Asia    European      Markets
                                                Fund      America Fund      Fund          Fund          Fund
                                            ------------- ------------  ------------  ------------  -----------
  ASSETS:
   Investments, at cost-see accompanying
   portfolios.............................. $186,901,994  $ 15,262,333  $ 22,124,939  $ 63,058,664  $22,567,403
                                            ============  ============  ============  ============  ===========
   Investments, at value (Note 1).......... $162,765,025  $ 13,305,009  $ 22,595,342  $ 56,806,826  $22,417,124
   Repurchase Agreements, at value
   (Note 1)................................    2,857,000       660,000       394,000       167,000      873,000
   Foreign currency (cost $491,978, $0,
   $151,330, $0 and $1,151,
   respectively)...........................      492,776            --       152,274            --        1,148
   Cash....................................       24,108         2,645         7,158       262,810        1,425
   Dividends receivable....................      376,894        88,178        92,447       120,516       95,208
   Interest receivable.....................          502           116            69            29          153
   Receivable for investments sold.........    1,034,580            --       376,978       284,910           --
   Receivable for fund shares sold.........      359,187        17,381         7,597       300,557        2,089
   Withholding tax receivable..............      304,250            --         4,376       168,866          462
   Unrealized on forward foreign
   currency exchange contracts (Note
   1)......................................      991,842            --       312,592            --           --
   Unamortized organizational costs
   (Note 6)................................           --            --            --            --        6,259
   Other assets............................      192,939            --            --            --           --
                                            ------------  ------------  ------------  ------------  -----------
   Total Assets............................  169,399,103    14,073,329    23,942,833    58,111,514   23,396,868
  LIABILITIES:
   Payable for investments purchased.......    1,002,045            --       276,662            --      446,134
   Payable for fund shares redeemed........      869,176         3,325            --        37,512           --
   Investment advisory fees payable
   (Note 2)................................           --        35,873        50,115        45,426       42,450
   Administration fees payable (Note
   2)......................................       24,580         1,936         5,012         2,818        3,036
   Administrative servicing fees payable
   (Note 2)................................        2,861           979         1,206         2,423           39
   Directors' fees payable (Note 2)........          188            12            12            30           28
   Foreign taxes payable...................      103,177            --        11,014            --           --
   Accrued expenses and other
   payables................................      116,689        41,040        58,091        75,060       58,311
                                            ------------  ------------  ------------  ------------  -----------
   Total Liabilities.......................    2,118,716        83,165       402,112       163,269      549,998
                                            ------------  ------------  ------------  ------------  -----------
  NET ASSETS............................... $167,280,387  $ 13,990,164  $ 23,540,721  $ 57,948,245  $22,846,870
                                            ============  ============  ============  ============  ===========
  NET ASSETS consist of:
   Undistributed (distribution in excess
   of) net investment income............... $ (1,177,801) $    100,877  $    (81,813) $    172,084  $   (34,716)
   Accumulated net realized loss on
   investments and foreign currency
   translations............................  (70,440,965)  (29,045,988)  (29,698,294)  (18,336,569)  (3,303,580)
   Unrealized appreciation/depreciation
   of investments and foreign currency
   translations............................  (20,386,645)   (1,294,694)    1,167,192    (6,083,468)     724,021
   Par value (Note 5)......................       17,161         2,342         3,524         7,126        4,612
   Paid-in capital in excess of par
   value...................................  259,268,637    44,227,627    52,150,112    82,189,072   25,456,533
                                            ------------  ------------  ------------  ------------  -----------
     Total Net Assets...................... $167,280,387  $ 13,990,164  $ 23,540,721  $ 57,948,245  $22,846,870
                                            ============  ============  ============  ============  ===========
   Shares of Common Stock Outstanding
   (Note 5)................................   17,160,667     2,341,623     3,523,771     7,126,035    4,612,272
  NET ASSET VALUE PER SHARE................ $       9.75  $       5.97  $       6.68  $       8.13  $      4.95
                                            ============  ============  ============  ============  ===========

See Notes to Financial Statements

Excelsior Funds, Inc.
Statements of Operations
Year Ended March 31, 2002

                                                                  Latin                                Emerging
                                                 International   America   Pacific/Asia Pan European   Markets
                                                     Fund         Fund         Fund         Fund         Fund
                                                 ------------- ----------  ------------ ------------  ----------
  INVESTMENT INCOME:
   Dividend Income.............................. $  3,812,157  $  682,763  $   483,766  $  1,401,259  $  324,232
   Interest income..............................      260,323      13,758       23,052        47,647      27,378
   Less: Foreign taxes withheld.................     (285,066)    (30,992)     (37,227)      (84,946)    (25,543)
                                                 ------------  ----------  -----------  ------------  ----------
     Total Income...............................    3,787,414     665,529      469,591     1,363,960     326,067
  EXPENSES:
   Investment advisory fees (Note 2)............    2,269,331     160,869      263,436       818,219     172,258
   Administration fees (Note 2).................      453,869      32,174       52,688       163,644      27,562
   Custodian fees...............................      292,868      28,321       47,310       100,356      15,522
   Administrative servicing fees (Note 2).......      287,630      31,967       31,734        71,733      18,240
   Shareholder servicing agent fees (Note
   2)...........................................       42,484      13,071       18,881        30,744       3,082
   Registration and filing fees.................       41,418      16,570       10,835        24,135      13,940
   Shareholder reports..........................       28,152       3,248       17,512        11,964       4,285
   Legal and audit fees.........................       25,345       1,533       10,912         8,837       1,290
   Directors' fees and expenses (Note 2)........        6,744         259        1,010         2,658         584
   Amortization of organization costs
   (Note 6).....................................           --          --           --            --       8,182
   Miscellaneous expenses.......................       13,568       5,401        4,389         5,147       1,131
                                                 ------------  ----------  -----------  ------------  ----------
     Total Expenses.............................    3,461,409     293,413      458,707     1,237,437     266,076
   Fees waived and reimbursed by:
     Investment adviser (Note 2)................     (603,518)    (32,987)     (73,600)      (71,733)    (42,582)
     Administrators (Note 2)....................      (68,306)     (4,771)      (8,092)      (24,425)     (4,536)
                                                 ------------  ----------  -----------  ------------  ----------
     Net Expenses...............................    2,789,585     255,655      377,015     1,141,279     218,958
                                                 ------------  ----------  -----------  ------------  ----------
  NET INVESTMENT INCOME.........................      997,829     409,874       92,576       222,681     107,109
                                                 ------------  ----------  -----------  ------------  ----------
  REALIZED AND UNREALIZED GAIN
  (LOSS) ON INVESTMENTS AND
  FOREIGN CURRENCY TRANSACTIONS
  (Note 1):
   Net realized gain (loss):
     Security transactions......................  (69,979,412)  1,733,251   (9,203,803)  (18,336,570)   (377,297)
     Foreign currency transactions..............      (55,807)    (12,528)    (205,194)      (50,597)    (85,708)
                                                 ------------  ----------  -----------  ------------  ----------
   Total net realized gain (loss)...............  (70,035,219)  1,720,723   (9,408,997)  (18,387,167)   (463,005)
   Change in unrealized appreciation/
   depreciation of investments and foreign
   currency translations during the year (net
   of foreign tax on unrealized appreciation:
   $37,350, $0, $11,014, $0 and $0,
   respectively)................................   34,871,786     (58,415)   8,943,082     9,406,884   2,187,148
                                                 ------------  ----------  -----------  ------------  ----------
  Net realized and unrealized gain (loss) on
  investments and foreign currency
  transactions..................................  (35,163,433)  1,662,308     (465,915)   (8,980,283)  1,724,143
                                                 ------------  ----------  -----------  ------------  ----------
  Net increase (decrease) in net assets
  resulting from operations..................... $(34,165,604) $2,072,182  $  (373,339) $ (8,757,602) $1,831,252
                                                 ============  ==========  ===========  ============  ==========

See Notes to Financial Statements

Excelsior Funds, Inc.
Statements of Changes in Net Assets

                                                                           Latin                                   Emerging
                                                         International    America    Pacific/Asia  Pan European    Markets
                                                             Fund          Fund          Fund          Fund          Fund
                                                         -------------  -----------  ------------  ------------  -----------
  Year Ended March 31, 2002
  Net investment income................................. $     997,829  $   409,874  $     92,576  $    222,681  $   107,109
  Net realized gain (loss) on investments and foreign
  currency transactions.................................   (70,035,219)   1,720,723    (9,408,997)  (18,387,167)    (463,005)
  Change in unrealized appreciation/
  depreciation of investments and foreign currency
  translations during the year..........................    34,871,786      (58,415)    8,943,082     9,406,884    2,187,148
                                                         -------------  -----------  ------------  ------------  -----------
  Net increase (decrease) in net assets resulting from
  operations............................................   (34,165,604)   2,072,182      (373,339)   (8,757,602)   1,831,252
  Distributions to shareholders:
   From net investment income...........................    (1,493,874)    (687,401)      (57,409)           --      (56,117)
   From net realized gain on investments................   (12,822,376)          --            --    (6,092,926)          --
  Increase (decrease) in net assets from fund share
  transactions (Note 5).................................   (86,304,673)  (9,566,829)   (8,023,858)  (38,861,190)   8,814,148
                                                         -------------  -----------  ------------  ------------  -----------
  Net increase (decrease) in net assets.................  (134,786,527)  (8,182,048)   (8,454,606)  (53,711,718)  10,589,283
  NET ASSETS:
   Beginning of year....................................   302,066,914   22,172,212    31,995,327   111,659,963   12,257,587
                                                         -------------  -----------  ------------  ------------  -----------
   End of year (1)...................................... $ 167,280,387  $13,990,164  $ 23,540,721  $ 57,948,245  $22,846,870
                                                         =============  ===========  ============  ============  ===========
--------
  (1) Including undistributed (distributions in excess
  of) net investment income............................. $  (1,177,801) $   100,877  $    (81,813) $    172,084  $   (34,716)
                                                         =============  ===========  ============  ============  ===========
  Year Ended March 31, 2001
  Net investment income (loss).......................... $  (1,175,572) $   426,134  $   (386,114) $   (528,673) $   (20,838)
  Net realized gain (loss) on investments and foreign
  currency transactions.................................    35,231,625      468,713    (8,603,422)   13,664,416     (330,800)
  Change in unrealized appreciation/
  depreciation of investments and foreign currency
  translations during the year..........................  (218,802,260)  (7,947,023)  (24,256,315)  (76,157,781)  (6,539,991)
                                                         -------------  -----------  ------------  ------------  -----------
  Net decrease in net assets resulting from
  operations............................................  (184,746,207)  (7,052,176)  (33,245,851)  (63,022,038)  (6,891,629)
  Distributions to shareholders:
   From net investment income...........................    (2,174,943)          --    (2,112,879)     (321,395)          --
   In excess of net investment income...................    (1,048,135)          --      (245,276)           --           --
   From net realized gain on investments................   (15,301,894)          --            --   (15,950,550)          --
  Increase (decrease) in net assets from fund share
  transactions (Note 5).................................    31,565,436    5,513,010   (20,935,316)   (4,470,367)   1,945,892
                                                         -------------  -----------  ------------  ------------  -----------
  Net decrease in net assets............................  (171,705,743)  (1,539,166)  (56,539,322)  (83,764,350)  (4,945,737)
  NET ASSETS:
   Beginning of year....................................   473,772,657   23,711,378    88,534,649   195,424,313   17,203,324
                                                         -------------  -----------  ------------  ------------  -----------
   End of year (2)...................................... $ 302,066,914  $22,172,212  $ 31,995,327  $111,659,963  $12,257,587
                                                         =============  ===========  ============  ============  ===========
--------
  (2) Including undistributed (distributions in excess
  of) net investment income............................. $  (1,048,135) $   390,932  $   (245,276) $         --  $        --
                                                         =============  ===========  ============  ============  ===========

See Notes to Financial Statements

                     (THIS PAGE INTENTIONALLY LEFT BLANK)

Excelsior Funds, Inc.
Financial Highlights -- Selected Per Share Data and Ratios

  For a Fund share outstanding throughout each period.

                                                             Net
                                                          Realized
                                                             and                              Dividends  Distributions
                                  Net Asset    Net       Unrealized       Total    Dividends  in Excess    From Net
                                   Value,   Investment   Gain (Loss)       From     From Net    of Net     Realized
                                  Beginning   Income         on         Investment Investment Investment    Gain on
                                  of Period   (Loss)     Investments    Operations   Income     Income    Investments
                                  --------- ----------   -----------    ---------- ---------- ---------- -------------
  INTERNATIONAL FUND -- (7/21/87*)
   Year Ended March 31,
   1998..........................  $11.34     $ 0.04       $ 2.11         $ 2.15     $(0.02)    $(0.04)     $(0.31)
   1999..........................   13.00       0.01        (0.42)         (0.41)     (0.03)     (0.04)         --
   2000..........................   12.52      (0.03)        7.57           7.54         --         --       (0.04)
   2001..........................   20.02      (0.05)       (7.49)         (7.54)     (0.09)     (0.04)      (0.60)
   2002..........................   11.75       0.03        (1.43)         (1.40)     (0.08)        --       (0.52)
  LATIN AMERICA FUND -- (12/31/92*)
   Year Ended March 31,
   1998..........................  $ 9.46     $ 0.10       $ 1.22         $ 1.32     $(0.02)        --      $(0.16)
   1999..........................   10.60       0.21        (5.29)         (5.08)     (0.18)        --          --
   2000..........................    4.77       0.03         2.53           2.56      (0.13)        --          --
   2001..........................    7.20       0.10        (1.98)         (1.88)        --         --          --
   2002..........................    5.32       0.14         0.70           0.84      (0.19)        --          --
  PACIFIC/ASIA FUND -- (12/31/92*)
   Year Ended March 31,
   1998..........................  $ 9.09     $ 0.01       $(2.52)        $(2.51)    $(0.01)    $(0.05)         --
   1999..........................    6.52        -- (5)      0.29           0.29      (0.09)     (0.11)         --
   2000..........................    6.61       0.02         5.26           5.28         --         --          --
   2001..........................   11.89      (0.06)(5)    (4.88)(5)      (4.94)     (0.32)     (0.04)         --
   2002..........................    6.59       0.02(5)      0.09(5)(7)     0.11      (0.02)        --          --
  PAN EUROPEAN FUND -- (12/31/92*)
   Year Ended March 31,
   1998..........................  $10.94     $(0.01)      $ 4.01         $ 4.00         --         --      $(0.81)
   1999..........................   14.13         --        (1.26)         (1.26)        --         --       (0.48)
   2000..........................   12.39      (0.03)        4.90           4.87         --         --       (1.30)
   2001..........................   15.96      (0.05)       (5.12)         (5.17)    $(0.03)          --     (1.32)
   2002..........................    9.44       0.02        (0.77)         (0.75)        --         --       (0.56)
  EMERGING MARKETS FUND -- (01/02/98*)
   Period Ended March 31, 1998     $ 7.00         --           --             --         --         --          --
   Year Ended March 31,
   1999..........................    7.00     $ 0.07       $(2.95)        $(2.88)    $(0.08)        --          --
   2000..........................    4.04      (0.02)        3.35           3.33      (0.02)        --          --
   2001..........................    7.35      (0.01)       (2.91)         (2.92)        --         --          --
   2002..........................    4.43       0.01         0.53           0.54      (0.02)        --          --

*  Commencement of operations
(1)Annualized
(2)Not Annualized
(3)Expense ratios before waiver of fees and reimbursement of expenses (if any) by adviser and administrators.
(4)The annualized ratio of net operating expenses to average net assets, excluding foreign investment taxes, is 1.65%.
(5)For comparative purposes per share amounts are based on average shares outstanding.
(6)Total returns do not reflect the 2% fee accrued on redemption of shares which was implemented effective June 1, 2000.
(7)The amount shown for a share outstanding throughout the period does not accord with the aggregate net losses on investments for that period because of the sales and repurchases of Fund shares in relation to fluctuating market value of the investments of the Fund.


See Notes to Financial Statements

                                                                           Ratio of     Ratio of
                                                                              Net         Gross     Ratio of
                                                                           Operating    Operating     Net
                                              Net                  Net     Expenses     Expenses   Investment
                                             Asset               Assets,      to           to        Income                Fee
  Distributions in Excess of                 Value,              End of     Average      Average   (Loss) to   Portfolio Waivers
   Net Realized Gain on            Total     End of    Total     Period       Net          Net      Average    Turnover   (Note
       Investments             Distributions Period  Return(6)   (000's)    Assets      Assets(3)  Net Assets    Rate      2)
--------------------------     ------------- ------ ---------    -------- ---------     ---------  ----------  --------- -------
         $(0.12)                  $(0.49)    $13.00   19.42%     $204,889   1.44%         1.52%       0.32%        37%    $0.01
            --                     (0.07)     12.52   (3.18)%     202,083   1.42%         1.52%       0.11%        50%     0.01
            --                     (0.04)     20.02   60.30%      473,773   1.40%         1.51%      (0.36)%       25%     0.01
            --                     (0.73)     11.75  (38.41)%     302,067   1.41%         1.53%      (0.29)%       55%     0.02
            --                     (0.60)      9.75  (12.25)%     167,280   1.23%         1.53%       0.44%        50%     0.03
            --                    $(0.18)    $10.60   14.05%     $ 88,696   1.50%         1.60%       0.88%        77%    $0.01
         $(0.57)                   (0.75)      4.77  (47.19)%      14,183   1.55%         1.66%       1.63%        29%     0.01
            --                     (0.13)      7.20   54.52%       23,711   1.64%         1.75%       0.42%        69%     0.01
            --                        --       5.32  (26.11)%      22,172   1.67%         1.92%       2.12%        16%     0.02
            --                     (0.19)      5.97   16.12%       13,990   1.59%         1.82%       2.55%         7%     0.01
            --                    $(0.06)    $ 6.52  (27.56)%    $ 43,808   1.48%         1.57%       0.22%        52%    $0.01
            --                     (0.20)      6.61    5.14%       28,008   1.55%         1.64%       0.01%        78%     0.01
            --                        --      11.89   79.88%       88,535   1.49%         1.58%      (0.48)%      105%       --
            --                     (0.36)      6.59  (41.79)%      31,995   1.50%         1.68%      (0.63)%       75%     0.02
            --                     (0.02)      6.68    1.62%       23,541   1.43%         1.74%       0.35%        94%     0.02
            --                    $(0.81)    $14.13   38.02%     $207,636   1.43%         1.50%      (0.13)%       40%    $0.01
            --                     (0.48)     12.39   (8.84)%     157,836   1.43%         1.50%       0.04%        46%     0.01
            --                     (1.30)     15.96   42.77%      195,424   1.43%         1.50%      (0.21)%       46%     0.01
            --                     (1.35)      9.44  (34.77)%     111,660   1.45%         1.52%      (0.34)%       43%     0.01
            --                     (0.56)      8.13   (8.26)%      57,948   1.39%         1.51%       0.27%        29%     0.01
            --                        --     $ 7.00   (0.14)%(2) $  6,535   1.85%(1)(4)   2.74%(1)    2.33%(1)     --        --
            --                    $(0.08)      4.04  (41.21)%       5,411   1.65%         2.48%       1.93%        73%    $0.03
            --                     (0.02)      7.35   82.77%       17,203   1.65%         2.03%      (0.60)%       57%     0.01
            --                        --       4.43  (39.73)%      12,258   1.65%         2.09%      (0.16)%       30%     0.02
            --                     (0.02)      4.95   12.16%       22,847   1.59%         1.93%       0.78%        31%     0.01


See Notes to Financial Statements

Excelsior Funds, Inc.
Portfolio of Investments March 31, 2002
International Fund


                                                   Value
                    Shares                        (Note 1)
                   ---------                     -----------
                   COMMON STOCKS -- 94.99%
                             AUSTRALIA --
                              2.95%
                   1,728,930 ERG Ltd............ $   239,910
                      58,500 Rio Tinto Ltd......   1,176,736
                     528,261 Woolworths Ltd.....   3,518,523
                                                 -----------
                                                   4,935,169
                                                 -----------
                             AUSTRIA -- 0.31%
                      21,656 +EMTS Technologie
                             AG.................     515,067
                                                 -----------
                             CANADA -- 1.17%
                     218,250 Bombardier, Inc.,
                             Class B............   1,963,073
                                                 -----------
                             CHILE -- 0.86%
                      40,280 Vina Concha Y Toro
                             S.A. ADR...........   1,448,469
                                                 -----------
                             CHINA -- 5.38%
                   5,331,000 Chaoda Modern
                             Agriculture
                             Holdings Ltd.......   1,862,480
                      26,300 +China Mobile
                             (Hong Kong) Ltd.
                             ADR................     406,335
                   4,528,600 +China Southern
                             Airlines Co., Ltd.,
                             Class H............   1,495,057
                   1,280,000 CNOOC Ltd..........   1,591,836
                      78,300 Huaneng Power
                             International, Inc.
                             ADR................   2,103,138
                   3,043,700 People's Food
                             Holdings Ltd.......   1,543,391
                                                 -----------
                                                   9,002,237
                                                 -----------
                             FINLAND -- 0.67%
                      53,100 Nokia Oyj..........   1,122,441
                                                 -----------
                             FRANCE -- 13.14%
                     257,500 Alstom.............   3,443,777
                      46,900 Aventis S.A........   3,240,512
                     108,048 Axa................   2,438,534
                      27,116 Carrefour S.A......   1,277,424
                     109,900 France Telecom
                             S.A................   3,367,192
                     405,300 +Gemplus
                             International
                             S.A................     707,168
                      33,150 L'OREAL S.A........   2,450,975
                      32,702 TotalFinaElf S.A...   5,049,673
                                                 -----------
                                                  21,975,255
                                                 -----------
                             GERMANY -- 7.84%
                      38,930 Adidas-Salomon
                             AG.................   2,784,928
                      10,865 Allianz AG.........   2,568,708
                      51,800 Bayerische Hypo-
                             und Vereinsbank
                             AG.................   1,884,436
                      17,979 Muenchener
                             Rueckversicherungs
                             AG.................   4,470,191
                       9,242 SAP AG.............   1,402,913
                                                 -----------
                                                  13,111,176
                                                 -----------
                             HONG KONG -- 0.73%
                   1,442,000 Shangri-La Asia
                             Ltd................   1,220,185
                                                 -----------






                                                      Value
                  Shares                             (Note 1)
                 ---------                          -----------
                 COMMON STOCKS -- (continued)
                           INDIA -- 2.64%
                    85,900 Dr. Reddy's Laboratories
                           Ltd..................... $ 1,933,278
                   128,700 Hero Honda Motors
                           Ltd.....................     880,426
                   113,800 Housing Development
                           Finance Corp., Ltd......   1,597,120
                                                    -----------
                                                      4,410,824
                                                    -----------
                           IRELAND -- 1.72%
                   612,505 Anglo Irish Bank Corp.
                           plc.....................   2,880,143
                                                    -----------
                           ITALY -- 5.46%
                   159,300 Autogrill S.p.A.........   1,753,843
                   333,100 ENI S.p.A...............   4,882,020
                    50,650 Permasteelisa S.p.A.....     826,740
                   271,500 Saipem S.p.A............   1,669,839
                                                    -----------
                                                      9,132,442
                                                    -----------
                           JAPAN -- 10.49%
                    85,300 Daiichi Pharmaceutical
                           Co., Ltd................   1,592,919
                    19,400 Don Quijote Co., Ltd....   1,116,852
                   447,000 Fuji Heavy Industries
                           Ltd.....................   2,182,133
                   394,000 Keisei Electric Railway
                           Co......................   1,085,072
                    55,900 Mimasu Semiconductor
                           Industry Co., Ltd.......     717,018
                    35,300 Nintendo Co., Ltd.......   5,193,722
                       112 NTT DoCoMo, Inc.........     304,222
                       448 +NTT DoCoMo, Inc.
                           (when issued)...........   1,213,506
                    50,400 +Sega Corp..............     897,453
                    38,500 Shin-Etsu Chemical Co.,
                           Ltd.....................   1,629,645
                    81,200 Shionogi & Co., Ltd.....   1,274,350
                     1,629 +Starbucks Coffee Japan
                           Ltd.....................     337,391
                                                    -----------
                                                     17,544,283
                                                    -----------
                           NETHERLANDS -- 4.17%
                    42,300 +ASML Holding N.V.......   1,066,483
                    95,000 Koninklijke Ahold
                           N.V.....................   2,492,970
                    56,568 Nutreco Holding
                           N.V.....................   1,848,155
                    74,871 Wolters Kluwer N.V......   1,567,619
                                                    -----------
                                                      6,975,227
                                                    -----------
                           PORTUGAL -- 1.93%
                   917,072 +Banco Comercial
                           Portugues S.A...........   3,224,216
                                                    -----------
                           RUSSIA -- 1.22%
                    35,370 Lukoil Co. ADR..........   2,043,608
                                                    -----------
                           SINGAPORE -- 2.56%
                 2,201,800 Sembcorp Logistics
                           Ltd.....................   2,638,960
                   200,200 United Overseas Bank
                           Ltd.....................   1,650,328
                                                    -----------
                                                      4,289,288
                                                    -----------
                           SOUTH KOREA -- 4.95%
                   265,800 @Korea Tobacco &
                           Ginseng Corp. GDR.......   1,754,280
                     2,125 Lotte Chilsung Beverage
                           Co......................   1,108,180


See Notes to Financial Statements

Excelsior Funds, Inc.
Portfolio of Investments March 31, 2002
International Fund -- (continued)

                                                     Value
                   Shares                           (Note 1)
                  ---------                       ------------
                  COMMON STOCKS -- (continued)
                            SOUTH KOREA --
                             (continued)
                      9,500 +NCSoft Corp......... $  1,682,430
                      6,890 Samsung Electronics..    1,856,268
                     34,900 Samsung Fire & Marine
                            Insurance Co., Ltd...    1,880,516
                                                  ------------
                                                     8,281,674
                                                  ------------
                            SWEDEN -- 0.69%
                    271,810 Telefonaktiebolaget
                            LM Ericsson AB, Class
                            B....................    1,149,358
                                                  ------------
                            SWITZERLAND -- 7.52%
                        384 Lindt & Spruengli
                            AG...................    2,201,070
                     12,100 Nestle S.A.
                            (Registered).........    2,690,807
                     80,280 Novartis AG
                            (Registered).........    3,157,642
                     47,400 Roche Holding AG.....    3,685,070
                     17,100 +UBS AG
                            (Registered).........      841,884
                                                  ------------
                                                    12,576,473
                                                  ------------
                            TAIWAN -- 3.07%
                  1,255,000 +Fubon Financial
                            Holding Co., Ltd.....    1,233,433
                    288,000 Hon Hai Precision
                            Industry Co., Ltd....    1,341,200
                     33,621 Hon Hai Precision
                            Industry Co., Ltd.
                            GDR..................      312,003
                    108,150 +Taiwan Semiconductor
                            Manufacturing Co.,
                            Ltd. ADR.............    2,244,112
                                                  ------------
                                                     5,130,748
                                                  ------------
                            THAILAND -- 2.40%
                    175,200 BEC World Public Co.,
                            Ltd. (Foreign).......    1,046,691
                    425,900 Dhipaya Insurance
                            Public Co., Ltd.
                            (Foreign)............      817,157
                  3,829,000 +Siam Commercial Bank
                            Public Co., Ltd.
                            (Foreign)............    2,155,572
                                                  ------------
                                                     4,019,420
                                                  ------------
                            UNITED
                            KINGDOM -- 13.12%
                    918,207 BAE Systems plc......    4,380,215
                    141,900 Carpetright plc......    1,311,406
                    208,626 GlaxoSmithKline plc..    4,913,760
                  2,128,016 Invensys plc.........    3,757,565
                    111,780 Pearson plc..........    1,435,756
                    869,900 Serco Group plc......    3,790,537
                  1,281,173 Vodafone Group plc...    2,367,146
                                                  ------------
                                                    21,956,385
                                                  ------------
                            TOTAL COMMON
                            STOCKS
                            (Cost $180,347,954)..  158,907,161
                                                  ------------






                                                      Value
                      Shares                         (Note 1)
                 ----------------                   ----------
                 PREFERRED STOCKS -- 2.31%
                                  GERMANY -- 1.26%
                       240,900    Prosieben SAT.1
                                  Media AG......... $2,101,611
                                                    ----------
                                  SOUTH
                                  KOREA -- 1.05%
                       128,400    Hyundai Motor
                                  Co., Ltd.........  1,756,253
                                                    ----------
                                  TOTAL
                                  PREFERRED
                                  STOCKS
                                  (Cost
                                  $3,697,040)......  3,857,864
                                                    ----------
                  No. of Rights
                 ----------------
                 RIGHTS -- 0.00%
                                  BRAZIL -- 0.00%
                        25,200    ++Cia Vale do Rio
                                  Doce
                                  (Cost $0)........         --
                                                    ----------
                 Principal Amount
                 ----------------
                 REPURCHASE AGREEMENT -- 1.71%
                                  UNITED
                                  STATES -- 1.71%
                    $2,857,000    #JP Morgan Chase
                                  Securities, Inc.,
                                  Repurchase
                                  Agreement,
                                  1.58%, dated
                                  03/28/02, due
                                  04/01/02, to be
                                  repurchased at
                                  $2,857,502 (Cost
                                  $2,857,000)......  2,857,000
                                                    ----------

                TOTAL INVESTMENTS
                (Cost $186,901,994*)......  99.01% $165,622,025
                OTHER ASSETS & LIABILITIES
                (NET).....................   0.99     1,658,362
                                           ------  ------------
                NET ASSETS................ 100.00% $167,280,387
                                           ======  ============

--------
* -- For Federal tax purposes, the tax basis of investments aggregate $187,930,521.
+    -- Non-income producing security
++ -- Security fair valued using methods determined in good faith by the Valuation Committee of the Board of Directors.
@ -- Security exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions exempt from registration, normally to qualified institutional buyers. At March 31, 2002 these securities amounted to $1,754,280 or 1.05% of net assets.
# -- The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this portfolio of investments.
ADR  -- American Depositary Receipt
GDR  -- Global Depositary Receipt
plc  -- public limited company


See Notes to Financial Statements

Excelsior Funds, Inc.
Portfolio of Investments March 31, 2002
International Fund -- (continued)

   At March 31, 2002, sector diversification of the Fund's investment portfolio was as follows:


                                                  % of
                                                  Net       Market
            Sector Diversification (Unaudited)   Assets     Value
          ------------------------------------   ------  ------------
            Financials..........................  16.52% $ 27,642,238
            Consumer Cyclical...................  12.04    20,141,393
            Health Care.........................  11.83    19,797,531
            Capital Goods.......................  10.92    18,260,551
            Energy..............................   9.11    15,236,976
            Consumer Discretionary..............   8.11    13,562,689
            Consumer Staples....................   7.94    13,291,047
            Technology..........................   4.67     7,806,221
            Telecomminications..................   4.58     7,658,401
            Transportation......................   3.12     5,219,089
            Information Technology..............   2.25     3,763,284
            Repurchase Agreement................   1.71     2,857,000
            Materials...........................   1.68     2,806,381
            Telecommunication Services..........   1.66     2,786,866
            Industrials.........................   1.61     2,689,220
            Utilities...........................   1.26     2,103,138
                                                 ------  ------------
            Total Investments...................  99.01% $165,622,025
            Other Assets and Liabilities (Net)..   0.99     1,658,362
                                                 ------  ------------
            Net Assets.......................... 100.00% $167,280,387
                                                 ======  ============

             Forward Foreign Currency Exchange Contracts (Note 1)

                                     Contracts to  In Exchange  Unrealized
       Settlement Date                 Deliver         For     Appreciation
     -------------------------       ------------- ----------- ------------
       Foreign Currency Sales:
     10/15/02                    JY  1,317,160,000 $11,062,211   $991,842
                                                   ===========   ========

--------
  Currency Legend:
  JP Japanese Yen

See Notes to Financial Statements

Excelsior Funds, Inc.
Portfolio of Investments March 31, 2002
Latin America Fund

                                                      Value
                   Shares                            (Note 1)
                 -----------                        -----------
                 COMMON STOCKS -- 80.07%
                             BRAZIL -- 17.33%
                  18,586,500 Cia Siderurgica
                             Nacional S.A.......... $   335,821
                      16,742 Cia Vale do Rio
                             Doce..................     457,451
                 339,657,132 Tele Celular Sul
                             Participacoes S.A.....     381,457
                      49,600 Tele Centro Oeste
                             Celular Participacoes
                             S.A. ADR..............     299,088
                       2,510 Tele Norte Leste
                             Participacoes S.A.
                             (Telemar).............          28
                      10,210 Telemig Celular
                             Participacoes S.A.
                             ADR...................     289,964
                      40,600 Ultrapar
                             Participacoes S.A.
                             ADR...................     377,580
                      11,580 Unibanco -- Uniao
                             de Bancos
                             Brasileiros S.A.
                             GDR...................     283,131
                                                    -----------
                                                      2,424,520
                                                    -----------
                             CHILE -- 6.08%
                      28,829 +Cia de
                             Telecomunicaciones
                             de Chile S.A. ADR.....     431,570
                      11,646 Vina Concha Y Toro
                             S.A. ADR..............     418,790
                                                    -----------
                                                        850,360
                                                    -----------
                             MEXICO -- 52.38%
                      31,360 America Movil S.A.
                             de C.V., Series L,
                             ADR...................     622,810
                      17,755 Cemex S.A. de C.V.,
                             CPO ADR...............     524,483
                      11,648 Fomento Economico
                             Mexicano S.A. de
                             C.V. ADR..............     549,203
                     146,300 Grupo Continental
                             S.A...................     267,673
                     562,575 Grupo Elektra S.A.
                             de C.V. CPO...........     468,147
                     338,600 +Grupo Financiero
                             BBVA Bancomer,
                             Series O..............     370,804
                      35,900 Grupo Imsa S.A. de
                             C.V. ADR..............     475,675
                     281,500 +Grupo Televisa S.A.
                             CPO...................     674,328
                     118,900 +Organizacion
                             Soriana S.A. de C.V.,
                             Series B..............     387,459
                      49,510 Telefonos de Mexico
                             S.A. de C.V., Class L,
                             ADR...................   1,999,709
                     300,700 Wal-Mart de Mexico
                             S.A. de C.V., Series
                             V.....................     987,564
                                                    -----------
                                                      7,327,855
                                                    -----------
                             PERU -- 2.89%
                      40,558 Credicorp Ltd.........     403,958
                                                    -----------
                             UNITED STATES -- 0.02%
                      89,400 +StarMedia Network,
                             Inc...................       3,576
                                                    -----------
                             VENEZUELA -- 1.37%
                      13,899 Compania Anonima
                             Nacional Telefonos
                             de Venezuela
                             ADR...................     191,806
                                                    -----------
                             TOTAL COMMON
                             STOCKS
                             (Cost
                             $11,910,983)..........  11,202,075
                                                    -----------






                                                    Value
                        Shares                     (Note 1)
                   ----------------               ----------
                   PREFERRED STOCKS -- 15.03%
                                    BRAZIL -- 15.03%
                      54,983,000    Banco
                                    Bradesco
                                    S.A.......... $  333,589
                      46,481,500    Brasil
                                    Telecom
                                    Participacoes
                                    S.A..........    368,012
                      15,956,000    Centrais
                                    Eletricas
                                    Brasileiras
                                    S.A..........    235,152
                       7,663,000    Eletropaulo
                                    Metropolitana
                                    de Sao Paulo
                                    S.A..........    244,002
                      32,177,300    Gerdau
                                    S.A..........    389,063
                      28,610,000    Tele Celular
                                    Sul
                                    Participacoes
                                    S.A..........     37,055
                      39,453,990    Tele Norte
                                    Leste
                                    Participacoes
                                    S.A.
                                    (Telemar)....    496,061
                                                  ----------
                                    TOTAL
                                    PREFERRED
                                    STOCKS
                                    (Cost
                                    $2,691,350)..  2,102,934
                                                  ----------
                    No. of Rights
                   ----------------
                   RIGHTS -- 0.00%
                                    BRAZIL -- 0.00%
                          45,600    ++Cia Vale do
                                    Rio Doce
                                    (Cost $0)....         --
                                                  ----------
                   Principal Amount
                   ----------------
                   REPURCHASE AGREEMENT -- 4.72%
                                    UNITED
                                    STATES -- 4.72%
                        $660,000    #JP Morgan
                                    Chase
                                    Securities,
                                    Inc.,
                                    Repurchase
                                    Agreement,
                                    1.58%, dated
                                    03/28/02,
                                    due
                                    04/01/02, to
                                    be
                                    repurchased
                                    at $660,116
                                    (Cost
                                    $660,000)....    660,000
                                                  ----------

                 TOTAL INVESTMENTS
                 (Cost $15,262,333*).......  99.82% $13,965,009
                 OTHER ASSETS & LIABILITIES
                 (NET).....................   0.18       25,155
                                            ------  -----------
                 NET ASSETS................ 100.00% $13,990,164
                                            ======  ===========

--------
* -- For Federal tax purposes, the tax basis of investments aggregate
$15,489,532.
+ -- Non-income producing security
++ -- Security fair valued using methods determined in good faith by the Valuation Committee of the Board of Directors.
# -- The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this portfolio of investments.
ADR  -- American Depositary Receipt
GDR  -- Global Depositary Receipt


See Notes to Financial Statements

Excelsior Funds, Inc.
Portfolio of Investments March 31, 2002
Latin America Fund -- (continued)


   At March 31, 2002, sector diversification of the Fund's investment portfolio was as follows:

                                                   % of
                                                   Net      Market
             Sector Diversification (Unaudited)   Assets    Value
           ------------------------------------   ------  -----------
             Telecommunications..................  36.58% $ 5,117,560
             Materials...........................  14.90    2,084,398
             Consumer Discretionary..............  13.17    1,843,170
             Financials..........................   9.95    1,391,482
             Consumer Staples....................   8.83    1,235,666
             Consumer Cyclical...................   4.82      674,328
             Repurchase Agreement................   4.72      660,000
             Utilities...........................   3.43      479,154
             Capital Goods.......................   3.40      475,675
             Information Technology..............   0.02        3,576
                                                  ------  -----------
             Total Investments...................  99.82% $13,965,009
             Other Assets and Liabilities (Net)..   0.18       25,155
                                                  ------  -----------
             Net Assets.......................... 100.00% $13,990,164
                                                  ======  ===========

See Notes to Financial Statements

Excelsior Funds, Inc.
Portfolio of Investments March 31, 2002
Pacific/Asia Fund

                                                    Value
                     Shares                        (Note 1)
                    ---------                     ----------
                    COMMON STOCKS -- 92.83%
                              AUSTRALIA -- 4.66%
                       18,100 Rio Tinto Ltd...... $  364,084
                      110,000 Woolworths Ltd.....    732,664
                                                  ----------
                                                   1,096,748
                                                  ----------
                              CHINA -- 14.45%
                    1,800,000 Chaoda Modern
                              Agriculture
                              Holdings Ltd.......    628,862
                       36,800 +China Mobile
                              (Hong Kong) Ltd.
                              ADR................    568,560
                    1,582,200 +China Southern
                              Airlines Co., Ltd.,
                              Class H............    522,342
                       21,800 CNOOC Ltd.
                              ADR................    540,640
                       17,130 Huaneng Power
                              International, Inc.
                              ADR................    460,112
                    1,341,000 People's Food
                              Holdings Ltd.......    679,991
                                                  ----------
                                                   3,400,507
                                                  ----------
                              HONG KONG -- 7.80%
                    1,051,200 Cafe de Coral
                              Holdings Ltd.......    774,943
                    1,283,000 +Convenience Retail
                              Asia Ltd...........    415,341
                      764,400 Shangri-La Asia
                              Ltd................    646,816
                                                  ----------
                                                   1,837,100
                                                  ----------
                              INDIA -- 3.52%
                       14,300 Dr. Reddy's
                              Laboratories
                              Ltd................    321,838
                       73,900 Hero Honda Motors
                              Ltd................    505,544
                                                  ----------
                                                     827,382
                                                  ----------
                              JAPAN -- 28.16%
                       17,900 Daiichi
                              Pharmaceutical Co.,
                              Ltd................    334,270
                        8,500 Don Quijote Co.,
                              Ltd................    489,343
                      117,000 Fuji Heavy
                              Industries Ltd.....    571,162
                       19,200 Hokuto Corp........    478,062
                      130,000 Keisei Electric
                              Railway Co.........    358,019
                       44,700 Mimasu
                              Semiconductor
                              Industry Co.,
                              Ltd................    573,358
                        5,000 Nintendo Co.,
                              Ltd................    735,655
                           29 NTT DoCoMo,
                              Inc................     78,772
                          116 +NTT DoCoMo, Inc.
                              (when issued)......    314,211
                       12,000 +Sega Corp.........    213,679
                       16,700 Shin-Etsu Chemical
                              Co., Ltd...........    706,885
                       20,000 Shionogi & Co.,
                              Ltd................    313,879
                        1,041 +Starbucks Coffee
                              Japan Ltd..........    215,607
                       57,000 Takuma Co., Ltd....    402,980






                                                    Value
                    Shares                         (Note 1)
                   ---------                      -----------
                   COMMON STOCKS -- (continued)
                             JAPAN --
                              (continued)
                      11,300 Tokyo Seimitsu Co.,
                             Ltd................. $   418,629
                         299 Yoshinoya D&C Co.,
                             Ltd.................     424,130
                                                  -----------
                                                    6,628,641
                                                  -----------
                             SINGAPORE -- 4.15%
                     416,000 Sembcorp Logistics
                             Ltd.................     498,595
                      58,000 United Overseas
                             Bank Ltd............     478,117

                                                  -----------
                                                      976,712
                                                  -----------
                             SOUTH KOREA -- 12.46%
                         994 Lotte Chilsung
                             Beverage Co.........     518,368
                       2,910 +NCSoft Corp........     515,355
                       2,658 Samsung
                             Electronics.........     716,105
                       8,600 Samsung Fire &
                             Marine Insurance
                             Co., Ltd............     463,393
                      32,900 Shinhan Financial
                             Group Co., Ltd......     432,650
                      16,328 +Taegu Department
                             Store Co............     287,935
                                                  -----------
                                                    2,933,806
                                                  -----------
                             TAIWAN -- 7.19%
                     496,000 +Fubon Financial
                             Holding Co., Ltd....     487,476
                     145,200 Hon Hai Precision
                             Industry Co., Ltd...     676,188
                      25,500 +Taiwan
                             Semiconductor
                             Manufacturing Co.,
                             Ltd. ADR............     529,125
                                                  -----------
                                                    1,692,789
                                                  -----------
                             THAILAND -- 8.79%
                      87,500 +Aeon Thana Sinsap
                             Thailand Public Co.,
                             Ltd.................     410,156
                   3,659,200 +Home Product
                             Center Public Co.,
                             Ltd.................     441,425
                     505,000 +Siam Commercial
                             Bank Public Co.,
                             Ltd. (Foreign)......     284,294
                     725,000 +Thai Farmers Bank
                             (Foreign)...........     424,805
                     898,700 Thai Union Frozen
                             Products Public Co.,
                             Ltd. (Foreign)......     507,997
                                                  -----------
                                                    2,068,677
                                                  -----------
                             UNITED STATES --  1.65%
                      13,200 Aflac, Inc..........     389,400
                                                  -----------
                             TOTAL COMMON
                             STOCKS
                             (Cost
                             $21,184,047)........  21,851,762
                                                  -----------


See Notes to Financial Statements

Excelsior Funds, Inc.
Portfolio of Investments March 31, 2002
Pacific/Asia Fund -- (continued)

                                                   Value
                      Shares                      (Note 1)
                     ---------                    ---------
                     PREFERRED STOCKS -- 2.62%
                               SOUTH KOREA --
                                2.62%
                       45,100  Hyundai Motor Co.,
                               Ltd.
                               (Cost $324,125)... $ 616,877
                                                  ---------
                     Principal
                      Amount
                     ---------
                     CONVERTIBLE BOND -- 0.54%
                               AUSTRALIA --
                                0.54%
                      $48,450  ERG Ltd.
                               (Cost $222,767)...   126,703
                                                  ---------





                        Principal                      Value
                         Amount                       (Note 1)
                        ---------                     ---------
                        REPURCHASE AGREEMENT -- 1.67%
                                      UNITED
                                      STATES --
                                       1.67%
                        $394,000      #JP Morgan
                                      Chase
                                      Securities,
                                      Inc.,
                                      Repurchase
                                      Agreement,
                                      1.58%, dated
                                      03/28/02,
                                      due
                                      04/01/02, to
                                      be
                                      repurchased
                                      at $394,069
                                      (Cost
                                      $394,000)...... $ 394,000
                                                      ---------

                 TOTAL INVESTMENTS
                 (Cost $22,124,939*).......  97.66% $22,989,342
                 OTHER ASSETS & LIABILITIES
                 (NET).....................   2.34      551,379

                                            ------  -----------
                 NET ASSETS................ 100.00% $23,540,721
                                            ======  ===========

--------
*    -- For Federal tax purposes, the tax basis of investments aggregate
     $22,388,775.
+    -- Non-income producing security
# -- The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this portfolio of investments.
ADR  -- American Depositary Receipt


See Notes to Financial Statements

Excelsior Funds, Inc.
Portfolio of Investments March 31, 2002
Pacific/Asia Fund -- (continued)


  At March 31, 2002, sector diversification of the Fund's investment portfolio was as follows:

                                                   % of
                                                   Net      Market
             Sector Diversification (Unaudited)   Assets    Value
           ------------------------------------   ------  -----------
             Consumer Discretionary..............  16.06% $ 3,781,388
             Financials..........................  14.32    3,370,291
             Consumer Cyclical...................  13.98    3,289,733
             Technology..........................  12.23    2,879,275
             Consumer Staples....................   7.25    1,706,356
             Industrials.........................   6.41    1,509,904
             Transportation......................   5.86    1,378,956
             Materials...........................   4.55    1,070,969
             Health Care.........................   4.12      969,987
             Telecommunications..................   4.09      961,543
             Information Technology..............   2.87      676,188
             Energy..............................   2.30      540,640
             Utilities...........................   1.95      460,112
             Repurchase Agreement................   1.67      394,000
                                                  ------  -----------
             Total Investments...................  97.66% $22,989,342
             Other Assets and Liabilities (Net)..   2.34      551,379
                                                  ------  -----------
             Net Assets.......................... 100.00% $23,540,721
                                                  ======  ===========

             Forward Foreign Currency Exchange Contracts (Note 1)

                                                       In
                                      Contracts to  Exchange   Unrealized
        Settlement Date                 Deliver       For     Appreciation
      -------------------------       ------------ ---------- ------------
        Foreign Currency Sales:
      10/15/02                    JY  421,440,000  $3,534,719   $312,592
                                                   ==========   ========

--------
  Currency Legend:
  JP Japanese Yen


See Notes to Financial Statements

Excelsior Funds, Inc.
Portfolio of Investments March 31, 2002
Pan European Fund

                                                    Value
                  Shares                           (Note 1)
                  -------                         -----------
                  COMMON STOCKS -- 96.38%
                          DENMARK -- 1.09%
                   19,900 Vestas Wind Systems
                          A.S.................... $   630,552
                                                  -----------
                          FINLAND -- 1.00%
                   11,380 Hartwall Oyj Abp.......     292,873
                   13,540 Nokia Oyj..............     286,212
                                                  -----------
                                                      579,085
                                                  -----------
                          FRANCE -- 20.84%
                  110,340 Alstom.................   1,475,675
                   33,780 Aventis S.A............   2,333,998
                   69,428 Axa....................   1,566,920
                   24,756 Carrefour S.A..........   1,166,245
                   58,200 France Telecom S.A.....   1,783,172
                  101,100 +Gemplus International
                          S.A....................     176,399
                   20,200 L'OREAL S.A............   1,493,505
                   13,487 TotalFinaElf S.A.......   2,082,593
                                                  -----------
                                                   12,078,507
                                                  -----------
                          GERMANY -- 10.27%
                   27,370 Adidas-Salomon AG......   1,957,962
                    4,780 Allianz AG.............   1,130,089
                    6,659 Muenchener
                          Rueckversicherungs
                          AG.....................   1,655,654
                    7,960 SAP AG.................   1,208,309
                                                  -----------
                                                    5,952,014
                                                  -----------
                          IRELAND -- 6.69%
                  239,491 Anglo Irish Bank Corp.
                          plc....................   1,126,143
                  182,346 Irish Continental Group
                          plc....................   1,272,629
                  117,200 Irish Life & Permanent
                          plc....................   1,477,445
                                                  -----------
                                                    3,876,217
                                                  -----------
                          ITALY -- 13.57%
                  136,700 Autogrill S.p.A........   1,505,025
                  160,940 ENI S.p.A..............   2,358,788
                  317,400 Saipem S.p.A...........   1,952,143
                  123,150 San Paolo-IMI S.p.A....   1,448,238
                   12,000 +Tod's S.p.A...........     598,292
                                                  -----------
                                                    7,862,486
                                                  -----------
                          NETHERLANDS -- 7.78%
                   38,800 +ASML Holding N.V......     978,239
                   57,100 Koninklijke Ahold
                          N.V....................   1,498,406
                   28,809 Nutreco Holding
                          N.V....................     941,230
                   52,262 Wolters Kluwer N.V.....   1,094,241
                                                  -----------
                                                    4,512,116
                                                  -----------






                                                    Value
                   Shares                          (Note 1)
                   -------                        -----------
                   COMMON STOCKS -- (continued)
                           PORTUGAL -- 1.03%
                   169,340 +Banco Comercial
                           Portugues S.A......... $   595,361
                                                  -----------
                           RUSSIA -- 3.37%
                   107,260 Surgutneftegaz ADR....   1,953,741
                                                  -----------
                           SPAIN -- 2.17%
                    39,550 Banco Bilbao Vizcaya
                           Argentaria S.A........     470,972
                    70,010 +Telefonica S.A.......     784,836
                                                  -----------
                                                    1,255,808
                                                  -----------
                           SWEDEN -- 3.08%
                    28,450 Nobel Biocare AB......   1,356,829
                   101,750 Telefonaktiebolaget
                           LM Ericsson AB, Class
                           B.....................     430,253
                                                  -----------
                                                    1,787,082
                                                  -----------
                           SWITZERLAND -- 7.00%
                    38,800 +Logitech
                           International.........   1,838,721
                     5,400 Nestle S.A.
                           (Registered)..........   1,200,856
                    13,070 Roche Holding AG......   1,016,115
                                                  -----------
                                                    4,055,692
                                                  -----------
                           UNITED
                           KINGDOM -- 18.49%
                   394,393 BAE Systems plc.......   1,881,412
                   206,360 Capita Group plc......   1,219,505
                    92,885 GlaxoSmithKline plc...   2,187,717
                   974,983 Invensys plc..........   1,721,586
                    73,300 Reckitt Benckiser plc.   1,204,536
                   296,282 Serco Group plc.......   1,291,031
                   654,641 Vodafone Group plc....   1,209,541
                                                  -----------
                                                   10,715,328
                                                  -----------
                           TOTAL COMMON
                           STOCKS
                           (Cost $61,869,875)....  55,853,989
                                                  -----------
                   PREFERRED STOCKS -- 1.62%
                           GERMANY -- 1.62%
                   107,400 Prosieben SAT.1 Media
                           AG
                           (Cost $983,892).......     936,957
                                                  -----------
                   No. of
                   Rights
                   -------
                   RIGHTS -- 0.03%
                           SPAIN -- 0.03%
                    70,010 +Telefonica S.A. (Cost
                           $37,897)..............      15,880
                                                  -----------


See Notes to Financial Statements

Excelsior Funds, Inc.
Portfolio of Investments March 31, 2002
Pan European Fund -- (continued)

             Principal                                     Value
              Amount                                      (Note 1)
             ---------                                    ---------
             REPURCHASE AGREEMENT -- 0.29%
                       UNITED STATES -- 0.29%
             $167,000  #JP Morgan Chase Securities, Inc.,
                       Repurchase Agreement, 1.58%,
                       dated 03/28/02, due 04/01/02, to
                       be repurchased at $167,029
                       (Cost $167,000)................... $ 167,000
                                                          ---------

                 TOTAL INVESTMENTS
                 (Cost $63,058,664*).......  98.32% $56,973,826
                 OTHER ASSETS & LIABILITIES
                 (NET).....................   1.68      974,419
                                            ------  -----------
                 NET ASSETS................ 100.00% $57,948,245
                                            ======  ===========





--------
*    --For Federal tax purposes, the tax basis of investments aggregate
     $63,066,944.
+  --Non-income producing security
# --The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this portfolio of investments.
ADR--American Depositary Receipt
plc--public limited company
  At March 31, 2002, sector diversification of the Fund's investment portfolio was as follows:

                                                   % of
                                                   Net      Market
             Sector Diversification (Unaudited)   Assets    Value
           ------------------------------------   ------  -----------
             Capital Goods.......................  16.45% $ 9,533,912
             Financials..........................  16.34    9,470,822
             Energy..............................  14.40    8,347,265
             Health Care.........................  11.90    6,894,659
             Consumer Discretionary..............   7.19    4,169,676
             Consumer Staples....................   6.78    3,928,464
             Consumer Cyclical...................   6.64    3,847,285
             Telecommunications..................   6.55    3,793,429
             Technology..........................   4.86    2,817,100
             Information Technology..............   3.48    2,015,120
             Transportation......................   2.20    1,272,629
             Telecommunication Services..........   1.24      716,465
             Repurchase Agreement................   0.29      167,000
                                                  ------  -----------
             Total Investments...................  98.32% $56,973,826
             Other Assets and Liabilities (Net)..   1.68      974,419
                                                  ------  -----------
             Net Assets.......................... 100.00% $57,948,245
                                                  ======  ===========



See Notes to Financial Statements

Excelsior Funds, Inc.
Portfolio of Investments March 31, 2002
Emerging Markets Fund

                                                     Value
                    Shares                          (Note 1)
                   ---------                       ----------
                   COMMON STOCKS -- 94.43%
                             BRAZIL -- 5.92%
                      20,300 Cia Vale do Rio
                             Doce................. $  554,669
                      97,041 +Globo Cabo S.A.
                             ADR..................    210,579
                      54,000 Tele Centro Oeste
                             Celular Participacoes
                             S.A. ADR.............    325,620
                       9,200 Telemig Celular
                             Participacoes S.A.
                             ADR..................    261,280
                                                   ----------
                                                    1,352,148
                                                   ----------
                             CHILE -- 3.20%
                      27,610 +Cia de
                             Telecomunicaciones
                             de Chile S.A.
                             ADR..................    413,322
                       8,846 Vina Concha Y Toro
                             S.A. ADR.............    318,102
                                                   ----------
                                                      731,424
                                                   ----------
                             CHINA -- 11.39%
                   1,972,000 Brilliance China
                             Automotive
                             Holdings Ltd.........    328,675
                   1,364,000 Chaoda Modern
                             Agriculture
                             Holdings Ltd.........    476,538
                      29,500 +China Mobile (Hong
                             Kong) Ltd. ADR.......    455,775
                   1,408,000 +China Southern
                             Airlines Co., Ltd.,
                             Class H..............    464,833
                     485,627 Dazhong
                             Transportation
                             (Group) Co., Ltd.,
                             Class B..............    437,064
                      16,400 Huaneng Power
                             International, Inc.
                             ADR..................    440,504
                                                   ----------
                                                    2,603,389
                                                   ----------
                             HONG KONG -- 1.46%
                     218,700 Asia Satellite
                             Telecommunications
                             Holdings Ltd.........    333,666
                                                   ----------
                             INDIA -- 2.36%
                      66,520 ICICI Ltd. ADR.......    540,142
                                                   ----------
                             INDONESIA -- 1.83%
                      50,000 PT Telekomunikasi
                             Indonesia ADR........    417,500
                                                   ----------
                             ISRAEL -- 0.01%
                       9,000 +Tioga Technologies
                             Ltd..................      1,215
                                                   ----------
                             MEXICO -- 10.82%
                      19,800 America Movil S.A.
                             de C.V., Series L,
                             ADR..................    393,228
                     494,400 +Grupo Financiero
                             BBVA Bancomer,
                             Series O.............    541,422
                      10,450 +Grupo Televisa S.A.
                             ADR..................    506,930






                                                           Value
              Shares                                      (Note 1)
             ---------                                   ----------
             COMMON STOCKS -- (continued)
                       MEXICO -- (continued)
                10,900 Telefonos de Mexico S.A. de C.V.,
                       Class L, ADR..................... $  440,251
               179,500 Wal-Mart de Mexico S.A. de C.V.,
                       Series V.........................    589,517
                                                         ----------
                                                          2,471,348
                                                         ----------
                       RUSSIA -- 8.04%
                10,450 Lukoil Co. ADR...................    603,780
                85,830 Rostelecom ADR...................    663,466
                34,620 Unified Energy System ADR........    569,499
                                                         ----------
                                                          1,836,745
                                                         ----------
                       SOUTH AFRICA -- 3.06%
               552,500 African Bank Investments Ltd.....    258,627
                   816 Edgars Consolidated Stores Ltd...      1,730
                    10 +Metro Cash & Carry Ltd..........          2
                43,250 Nedcor Ltd.......................    437,638
                                                         ----------
                                                            697,997
                                                         ----------
                       SOUTH KOREA -- 15.19%
                19,838 Korea Telecom Corp. ADR..........    475,715
                37,900 LG Cable Ltd.....................    539,817
                 1,200 Lotte Chilsung Beverage Co.......    625,796
                 3,370 Samsung Electronics..............    907,928
                40,500 Shinhan Financial Group Co.,
                       Ltd..............................    532,594
                15,785 SK Telecom Co., Ltd. ADR.........    388,311
                                                         ----------
                                                          3,470,161
                                                         ----------
                       TAIWAN -- 15.95%
               761,000 Chinatrust Commercial Bank.......    597,903
               575,000 +Fubon Financial Holding Co.,
                       Ltd..............................    565,119
               120,152 Hon Hai Precision Industry Co.,
                       Ltd..............................    559,541
               300,562 President Chain Store Corp.......    562,456
               211,365 Ritek Corp.......................    237,926
               403,500 Synnex Technology International
                       Corp.............................    575,251
               159,440 +Taiwan Semiconductor
                       Manufacturing Co., Ltd...........    432,747
                 5,400 +Taiwan Semiconductor
                       Manufacturing Co., Ltd. ADR......    112,050
                                                         ----------
                                                          3,642,993
                                                         ----------
                       THAILAND -- 9.29%
                77,600 BEC World Public Co., Ltd.
                       (Foreign)........................    463,603
             3,417,600 +Home Product Center Public Co.,
                       Ltd..............................    412,279


See Notes to Financial Statements

Excelsior Funds, Inc.
Portfolio of Investments March 31, 2002
Emerging Markets Fund -- (continued)

                                                   Value
                     Shares                       (Note 1)
                   ----------                    -----------
                   COMMON STOCKS -- (continued)
                              THAILAND --
                               (continued)
                      469,100 +PTT Public Co.,
                              Ltd. (Foreign).... $   385,348
                      668,000 +Siam Commercial
                              Bank Public Co.,
                              Ltd. (Foreign)....     376,057
                      829,900 +Thai Farmers Bank
                              (Foreign).........     486,269
                                                 -----------
                                                   2,123,556
                                                 -----------
                              TURKEY -- 1.36%
                       28,041 Akbank T.A.S.
                              ADR...............     180,233
                       20,388 +Akbank T.A.S.
                              ADR...............     131,044
                                                 -----------
                                                     311,277
                                                 -----------
                              UNITED
                              KINGDOM --
                               2.18%
                      351,300 Old Mutual plc....     499,208
                                                 -----------
                              UNITED
                              STATES -- 2.37%
                       51,800 India Fund, Inc...     541,310
                                                 -----------
                              TOTAL
                              COMMON
                              STOCKS
                              (Cost
                              $20,945,531)......  21,574,079
                                                 -----------
                   PREFERRED STOCKS -- 3.69%
                              BRAZIL -- 3.69%
                   82,431,677 Banco Bradesco
                              S.A...............     500,123
                       13,800 Petrobras S.A.....     342,922
                                                 -----------
                              TOTAL
                              PREFERRED
                              STOCKS
                              (Cost $748,872)...     843,045
                                                 -----------





                        Principal                      Value
                         Amount                       (Note 1)
                        ---------                     ---------
                        REPURCHASE AGREEMENT -- 3.82%
                                      UNITED
                                      STATES -- 3.82%
                        $873,000      #JP Morgan
                                      Chase
                                      Securities,
                                      Inc.,
                                      Repurchase
                                      Agreement,
                                      1.58%, dated
                                      03/28/02,
                                      due
                                      04/01/01, to
                                      be
                                      repurchased
                                      at $873,153
                                      (Cost
                                      $873,000)...... $ 873,000
                                                      ---------

                TOTAL INVESTMENTS
                (Cost $22,567,403*)....... 101.94% $23,290,124
                OTHER ASSETS & LIABILITIES
                (NET).....................  (1.94)    (443,254)
                                           ------  -----------
                NET ASSETS................ 100.00% $22,846,870
                                           ======  ===========

--------
*    --For Federal tax purposes, the tax basis of investments aggregate
     $22,578,766.
+    --Non-income producing security
# --The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this portfolio of investments.
ADR  --American Depositary Receipt
plc  --public limited company


See Notes to Financial Statements

Excelsior Funds, Inc.
Portfolio of Investments March 31, 2002
Emerging Markets Fund -- (continued)

  At March 31, 2002, sector diversification of the Fund's investment portfolio was as follows:

                                                  % of
                                                  Net       Market
            Sector Diversification (Unaudited)   Assets     Value
          ------------------------------------   ------  -----------
            Financials..........................  27.08% $ 6,187,689
            Telecommunications..................  15.01    3,428,657
            Technology..........................  10.19    2,327,423
            Consumer Discretionary..............   6.85    1,565,982
            Information Technology..............   6.01    1,372,718
            Energy..............................   5.83    1,332,050
            Consumer Cyclical...................   4.58    1,046,184
            Utilities...........................   4.42    1,010,003
            Consumer Staples....................   4.13      943,898
            Transportation......................   3.95      901,897
            Repurchase Agreement................   3.82      873,000
            Telecommunication Services..........   3.53      805,811
            Materials...........................   2.43      554,669
            Industrials.........................   2.08      476,538
            Capital Goods.......................   2.03      463,605
                                                 ------  -----------
            Total Investments................... 101.94% $23,290,124
            Other Assets and Liabilities (Net)..  (1.94)    (443,254)
                                                 ------  -----------
            Net Assets.......................... 100.00% $22,846,870
                                                 ======  ===========


See Notes to Financial Statements

                             EXCELSIOR FUNDS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  Significant Accounting Policies

   Excelsior Funds, Inc. ("Excelsior Fund") was incorporated under the laws of the State of Maryland on August 2, 1984 and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company.

   Excelsior Fund currently offers shares in nineteen managed investment portfolios, each having its own investment objectives and policies. The following is a summary of significant accounting policies for International Fund, Latin America Fund, Pacific/Asia Fund, Pan European Fund and Emerging Markets Fund (the "Portfolios"). Such policies are in conformity with accounting principles generally accepted in the United States of America and are consistently followed by Excelsior Fund in the preparation of the financial statements. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from these estimates. In November 2000, the American Institute of Certified Public Accountants ("AICPA") issued a revised version of the AICPA Audit and Accounting Guide for Investment Companies (the "Guide"). The Portfolios adopted the provisions of the Guide as required on April 1, 2001. The adoption of the Guide did not have a significant effect on the Portfolios' financial statements. The financial statements for the remaining portfolios of Excelsior Fund and for Excelsior Tax-Exempt Funds, Inc., are presented separately.

(a) Portfolio valuation:

      Portfolio securities that are primarily traded on foreign securities exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then a fair value of those securities will be determined by consideration of other factors under the direction of the Board of Directors. A security which is traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market on which the security is traded. Securities for which market quotations are not readily available are valued at fair value, pursuant to guidelines adopted by Excelsior Fund's Board of Directors. Investments in securities which are primarily traded on a domestic exchange are valued at the last sale price on that exchange or, if there was no recent sale, at the last current bid quotation.

      Investments in foreign debt securities having maturities of 60 days or less are valued at amortized cost, which approximates market value. All other foreign securities are valued at the last current bid quotation if market quotations are available, or at fair value as determined in accordance with policies established by the Board of Directors. Investment valuations, other assets and liabilities initially expressed in foreign currencies are converted each business day into U.S. dollars based upon current exchange rates. Purchases and sales of foreign investments and income and expenses are converted into U.S. dollars based upon currency exchange rates prevailing on the respective dates of such transactions. The Portfolios do not isolate that portion of gains and losses on investment securities that is due to changes in the foreign exchange rates from that which is due to changes in market prices of such securities. The Portfolios report gains and losses on foreign currency related transactions as realized and unrealized gains and losses for financial reporting purposes, whereas such components are treated as ordinary income or loss for Federal income tax purposes.

      Forward foreign currency exchange contracts: The Portfolios' participation in forward currency exchange contracts will be limited to hedging involving either specific transactions or portfolio positions. Transaction hedging involves the purchase or sale of foreign currency with respect to specific receivables or payables of a Portfolio generally arising in connection with the purchase or sale of its portfolio securities.

      Risk may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and is generally limited to the amount of unrealized gain on the contracts, if any, at the date of default. Risk may also arise from unanticipated movements in the value of a foreign currency relative to the U.S. dollar. Contracts are marked-to-market daily and the change in market value is recorded as unrealized appreciation or depreciation. Realized gains or losses arising from such transactions are included in net realized gains or losses from foreign currency transactions.

   (b) Security transactions and investment income:

      Security transactions are recorded on a trade date basis. Realized gains and losses on investments sold are recorded on the basis of identified cost. Interest income, including, where applicable, amortization of discount on investments, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date, except for certain dividends from foreign securities, which are recorded as soon as the Portfolios are informed of the dividend.

   (c) Concentration of Risks:

      Each Portfolio invests primarily in securities of companies that are located in or conduct a substantial amount of their business in foreign countries, including emerging market countries. Prices of securities in foreign markets generally, and emerging markets in particular, have historically been more volatile than prices in U.S. markets. In addition, to the extent that a Portfolio focuses its investments in a particular region, the effects of political and economic events in that region on the value of an investment in a Portfolio will be magnified. Some countries in which the Portfolios may invest require government approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors. In addition, if there is a deterioration in a country's balance of payments or for other reasons, a country may impose temporary restrictions on foreign capital remittances abroad.

   (d) Repurchase Agreements:

      Excelsior Fund may purchase portfolio securities from financial institutions deemed to be creditworthy by the investment adviser subject to the seller's agreement to repurchase and Excelsior Fund's agreement to resell such securities at mutually agreed upon prices. Securities purchased subject to such repurchase agreements are deposited with Excelsior Fund's custodian or sub-custodian or are maintained in the Federal Reserve/Treasury book-entry system and must have, at all times, an aggregate market value not less than the repurchase price.

      If the value of the underlying security falls below the value of the repurchase price, Excelsior Fund will require the seller to deposit additional collateral by the next business day. Default or bankruptcy of the seller may, however, expose the applicable Portfolio of Excelsior Fund to possible delay in connection with the disposition of the underlying securities or loss to the extent that proceeds from a sale of the underlying securities were less than the repurchase price under the agreement.

   (e) Dividends and distributions to shareholders:

      Dividends from net investment income are declared and paid semi-annually. Net realized capital gains, unless offset by any available capital loss carryforward, are distributed to shareholders at least annually. Dividends and distributions are recorded on the ex-dividend date.

(f) Expense Allocation:

      Expenses directly attributable to a Portfolio are charged to that Portfolio. Other expenses are allocated to the respective Portfolios based on average daily net assets.

2. Investment Advisory Fee, Administration Fee, Shareholder Servicing Agent and Related Party Transactions:

   United States Trust Company of New York ("U.S. Trust NY") and U.S. Trust Company (collectively with U.S. Trust NY, "U.S. Trust") serve as the investment adviser to the Portfolios. For the services provided pursuant to the Investment Advisory Agreements, U.S. Trust is entitled to receive a fee, computed daily and paid monthly, at the annual rate of 1% of the average daily net assets of each of the International Fund, Latin America Fund, Pacific/Asia Fund, Pan European Fund and 1.25% of the average daily net assets of the Emerging Markets Fund. U.S. Trust NY is a state-chartered bank and trust company and a member bank of the Federal Reserve System. U.S. Trust Company is a Connecticut state bank and trust company. Each is a wholly-owned subsidiary of U.S. Trust Corporation, a registered bank holding company. U.S Trust Corporation is a wholly-owned subsidiary of The Charles Schwab Corporation ("Schwab").

   U.S. Trust Company, SEI Investments Mutual Funds Services and Federated Services Company ("FSC") (collectively, the "Administrators") provide administrative services to Excelsior Fund. For the services provided to the Portfolios, the Administrators are entitled jointly to annual fees, computed daily and paid monthly, at the annual rate of 0.20% of the average daily net assets of each Portfolio. Prior to June 4, 2001, U.S. Trust Company, J.P. Morgan Investor Services Co. and FSC served as Excelsior Fund's administrators pursuant to administration agreements substantially similar to those currently in effect for the Portfolios. Effective June 4, 2001, and until further notice to the Portfolios, U.S. Trust Company has voluntarily agreed to waive its portion of the administration fee in an amount equal to an annual rate of 0.04% of the average daily net assets of each Portfolio. For the year ended March 31, 2002, administration fees charged by U.S. Trust Company, net of waivers, were as follows:

                         International Fund... $269,892
                         Latin America Fund...   19,065
                         Pacific/Asia Fund....   31,411
                         Pan European Fund....   97,093
                         Emerging Markets Fund   16,667

   From time to time, as they may deem appropriate in their sole discretion, U.S. Trust and the Administrators may undertake to waive a portion or all of the fees payable to them and also may reimburse the Portfolios for a portion of other expenses. For the year ended March 31, 2002, and until further notice, U.S. Trust has contractually agreed to waive investment advisory fees and to reimburse other ordinary operating expenses to the extent necessary to keep total operating expenses from exceeding 1.50% of each of International Fund's, Pacific/Asia Fund's and Pan European Fund's average daily net assets and 1.70% of each of Latin America Fund's and Emerging Markets Fund's average daily net assets.

   For the year ended March 31, 2002, pursuant to the above, U.S. Trust waived investment advisory fees totaling:

                         International Fund... $315,888
                         Latin America Fund...    8,948
                         Pacific/Asia Fund....   41,866
                         Emerging Markets Fund   24,162

   Excelsior Fund has also entered into administrative servicing agreements with various service organizations (which may include U.S. Trust and its affiliates) requiring them to provide administrative support services to their customers owning shares of the Portfolios. As a consideration for the administrative services provided by each service organization to its customers, each Portfolio will pay the service organization an administrative servicing fee at the annual rate of up to 0.40% of the average daily net asset value of its shares held by the service organization's customers. Such services may include assisting in processing purchase, exchange and redemption requests; transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem shares; and providing periodic statements.

   Administrative servicing fees paid to affiliates of U.S. Trust amounted to $433,556 for the year ended March 31, 2002. U.S. Trust has voluntarily agreed to waive investment advisory and administration fees payable by each Portfolio in an amount equal to the administrative servicing fees expense paid to subsidiaries of U.S. Trust Corporation. For the year ended March 31, 2002, U.S. Trust waived investment advisory and administration fees in amounts equal to the administrative servicing fees for the Portfolios as set forth below:

                         International Fund... $287,630
                         Latin America Fund...   24,039
                         Pacific/Asia Fund....   31,734
                         Pan European Fund....   71,733
                         Emerging Markets Fund   18,420

   Edgewood Services, Inc. (the "Distributor"), a wholly-owned subsidiary of Federated Investors, Inc., serves as the distributor of Excelsior Fund.

   Effective September 24, 2001, the Portfolios entered into an agreement with Boston Financial Data Services, Inc. ("BFDS") under which BFDS provides shareholder servicing agency services to the Portfolios. Prior to September 24, 2001, J.P. Morgan Investor Services Co. acted as shareholder servicing agent to the Portfolios.

   Effective September 5, 2001, each Independent Director of the Portfolios receives an annual fee of $15,000, plus a meeting fee of $2,500 for each meeting attended, and is reimbursed for expenses incurred for attending meetings. The Chairman receives an additional annual fee of $7,500. Each member of the Nominating Committee receives an annual fee of $1,000 for services in connection with this committee. Prior to September 5, 2001, each Independent Director of the Portfolios received an annual fee of $9,000, plus a meeting fee of $1,500 for each meeting attended, and was reimbursed for expenses incurred for attending meetings. The Chairman received an additional annual fee of $5,000. Each member of the Nominating Committee received an annual fee of $2,000 for services in connection with this committee.

3.  Purchases and Sales of Securities:

   For the year ended March 31, 2002, purchases and sales of securities, excluding short-term investments, for the Portfolios aggregated:

                                           Purchases      Sales
                                          ------------ ------------
                International Fund....... $107,551,169 $189,325,783
                Latin America Fund.......    1,127,968    9,850,982
                Pacific/Asia Fund........   24,301,057   32,233,512
                Pan European Fund........   23,040,368   65,713,696
                Emerging Markets Fund....   13,408,244    4,112,456

4.  Federal Taxes:

   It is the policy of Excelsior Fund that each Portfolio continue to qualify as a regulated investment company, if such qualification is in the best interest of the shareholders, by complying with the requirements of the Internal Revenue Code applicable to regulated investment companies, and by distributing substantially all of its taxable earnings to its shareholders.

   In order to avoid a Federal excise tax, each Portfolio is required to distribute certain minimum amounts of net realized capital gain and net investment income for the respective periods ending October 31 and December 31 in each calendar year.

   Net realized and unrealized gains of the Portfolios derived in some countries are subject to certain non-U.S. taxes.

   Dividends and distributions are determined in accordance with Federal income tax regulations which may differ from accounting principles generally accepted in the United States of America. These differences are primarily due to differing treatments for foreign currency transactions, passive foreign investment companies, deferral of losses on wash sales and net capital losses incurred after October 31 and within the taxable year ("Post-October losses"). To the extent these differences are permanent, adjustments are made to the appropriate equity accounts in the period that the differences arise. Accordingly, the following reclassifications have been made to/from the following accounts:

                                    Undistributed
                                         Net      Accumulated
                                     Investment   Net Realized Paid-In-
                                       Income     Gain (Loss)  Capital
                                    ------------- ------------ --------
           International Fund......   $366,379     $(385,901)  $19,522
           Latin America Fund......    (12,528)       12,528        --
           Pacific/Asia Fund.......    128,296      (128,425)      129
           Pan European Fund.......    (50,597)       50,597        --
           Emerging Markets Fund...    (85,708)       85,708        --

   The tax character of dividends and contributions paid during the years ended March 31, 2001 and March 31, 2002 were as follows:

                                  Ordinary   Long-Term
                                   Income   Capital Gain    Total
                                 ---------- ------------ -----------
           International Fund
                  2001.......... $4,334,265 $14,190,707  $18,524,972
                  2002..........  1,493,931  12,822,319   14,316,250
           Latin America Fund
                  2001..........         --          --           --
                  2002..........    687,401          --      687,401
           Pacific/Asia Fund
                  2001..........  2,358,155          --    2,358,155
                  2002..........     57,409          --       57,409
           Pan European Fund
                  2001..........  2,596,084  13,675,861   16,271,945
                  2002..........         --   6,092,926    6,092,926
           Emerging Markets Fund
                  2001..........         --          --           --
                  2002..........     56,117          --       56,117

   As of March 31, 2002, the components of distributable earnings (accumulated losses) on a tax basis were as follows:

                                              Post-
                                   Post-     October     Capital       Unrealized      Other
                      Ordinary    October    Currency      Loss       Appreciation   Temporary
                       Income     Losses      Losses   Carryforward  (Depreciation)  Difference      Total
                      -------- ------------  --------  ------------  -------------- -----------  ------------
International Fund... $801,876 $(34,210,109)       --  $(36,134,068)  $(21,415,172) $(1,047,938) $(92,005,411)
Latin America Fund...  106,622     (136,299) $ (5,742)  (28,682,493)    (1,521,893)          --   (30,239,805)
Pacific/Asia Fund....  230,734   (1,056,783)       --   (28,377,675)       903,354     (312,545)  (28,612,915)
Pan European Fund....  200,067   (7,366,119)  (27,750)  (10,962,167)    (6,091,748)        (236)  (24,247,953)
Emerging Markets Fund   37,500           --   (72,213)   (3,292,219)       712,657           --    (2,614,275)

   Post-October losses are deemed to arise on the first business day of a Portfolio's next taxable year.

   For Federal income tax purposes, capital loss carryforwards may be carried forward and applied against future capital gains. To the extent that such carryforwards are utilized, capital gain distributions will be reduced. At March 31, 2002, the following Portfolios had capital loss carryforwards for Federal tax purposes available to offset future net capital gains through the indicated expiration dates:

                      Expiration  Expiration  Expiration Expiration
                         Date        Date        Date       Date
                       March 31,   March 31,   March 31,  March 31,
                         2007        2008        2009       2010        Total
                      ----------- ----------- ---------- ----------- -----------
International Fund...          --          --         -- $36,134,068 $36,134,068
Latin America Fund... $12,221,795 $16,460,698         --          --  28,682,493
Pacific/Asia Fund....  10,077,003          -- $4,613,175  13,687,497  28,377,675
Pan European Fund....          --          --         --  10,962,167  10,962,167
Emerging Markets Fund     302,894   1,975,151    612,121     402,053   3,292,219

   During the year ended March 31, 2002, the Latin America Fund utilized capital loss carryforwards totaling $1,566,270 to offset realized capital gains.

   At March 31, 2002, aggregate gross unrealized appreciation for all securities for which there was an excess of value over tax cost and aggregate gross unrealized depreciation for all securities for which there was an excess of tax cost over value were as follows:

                                      Tax Basis     Tax Basis    Net Unrealized
                          Federal     Unrealized    Unrealized    Appreciation
                          Tax Cost   Appreciation (Depreciation) (Depreciation)
                        ------------ ------------ -------------- --------------
 International Fund.... $187,930,521 $11,023,693   $(33,332,189)  $(22,308,496)
 Latin America Fund....   15,489,532   1,259,304     (2,783,827)    (1,524,523)
 Pacific/Asia Fund.....   22,388,775   3,457,646     (2,857,079)       600,567
 Pan European Fund.....   63,066,944   4,699,666    (10,792,784)    (6,093,118)
 Emerging Markets Fund.   22,578,766   2,673,994     (1,962,636)       711,358

5.  Common Stock:

   Excelsior Fund currently has authorized capital of 35 billion shares of Common Stock, 31.375 billion of which is currently classified to represent interests in one of nineteen separate investment portfolios. Authorized capital currently classified for each Portfolio is as follows: 875 million shares of the International Fund; 1 billion shares each of the Latin America Fund, Pacific/Asia Fund and Pan European Fund; and 500 million shares of the Emerging Markets Fund.

   Each share has a par value of $.001 and represents an equal proportionate interest in the particular Portfolio with other shares of the same Portfolio, and is entitled to such dividends and distributions of taxable earnings on the assets belonging to such Portfolio as are declared at the discretion of Excelsior Fund's Board of Directors.

   A redemption fee of 2% of the value of the shares redeemed or exchanged is imposed on shares in a Portfolio redeemed or exchanged 30 days or less after their date of purchase. The redemption fee is intended to limit short-term trading in the Portfolios or, to the extent that short-term trading persists, to impose the costs of that type of activity on the shareholders who engage in it. The redemption fee will be paid to the appropriate Portfolios.

                                                      International Fund
                                    ------------------------------------------------------
                                            Year Ended                  Year Ended
                                             03/31/02                    03/31/01
                                    --------------------------  --------------------------
                                       Shares        Amount        Shares        Amount
                                    -----------  -------------  -----------  -------------
Sold...............................  28,965,833  $ 321,823,295   33,933,023  $ 524,777,406
Issued as reinvestment of dividends     115,737      1,220,520      104,221      1,539,976
Redeemed........................... (37,631,289)  (409,544,927) (31,991,754)  (495,077,945)
Redemption Fee.....................          --        196,439           --        325,999
                                    -----------  -------------  -----------  -------------
Net Increase (Decrease)............  (8,549,719) $ (86,304,673)   2,045,490  $  31,565,436
                                    ===========  =============  ===========  =============

                                                      Latin America Fund
                                    ------------------------------------------------------
                                            Year Ended                  Year Ended
                                             03/31/02                    03/31/01
                                    --------------------------  --------------------------
                                       Shares        Amount        Shares        Amount
                                    -----------  -------------  -----------  -------------
Sold...............................     501,480  $   2,772,165    2,441,056  $  15,021,852
Issued as reinvestment of dividends      37,887        208,476           --             --
Redeemed...........................  (2,368,830)   (12,549,280)  (1,564,028)    (9,559,110)
Redemption Fee.....................          --          1,810           --         50,268
                                    -----------  -------------  -----------  -------------
Net Increase (Decrease)............  (1,829,463) $  (9,566,829)     877,028  $   5,513,010
                                    ===========  =============  ===========  =============

                                                       Pacific/Asia Fund
                                    ------------------------------------------------------
                                            Year Ended                  Year Ended
                                             03/31/02                    03/31/01
                                    --------------------------  --------------------------
                                       Shares        Amount        Shares        Amount
                                    -----------  -------------  -----------  -------------
Sold...............................   5,809,805  $  36,830,622    7,461,911  $  69,179,922
Issued as reinvestment of dividends       1,502          8,905       29,245        204,630
Redeemed...........................  (7,143,269)   (44,925,442) (10,078,584)   (90,500,794)
Redemption Fee.....................          --         62,057           --        180,926
                                    -----------  -------------  -----------  -------------
Net Decrease.......................  (1,331,962) $  (8,023,858)  (2,587,428) $ (20,935,316)
                                    ===========  =============  ===========  =============

                                                       Pan European Fund
                                    ------------------------------------------------------
                                            Year Ended                  Year Ended
                                             03/31/02                    03/31/01
                                    --------------------------  --------------------------
                                       Shares        Amount        Shares        Amount
                                    -----------  -------------  -----------  -------------
Sold...............................   8,713,200  $  77,247,621   11,124,477  $ 141,146,394
Issued as reinvestment of dividends      63,236        538,141       96,897      1,294,257
Redeemed........................... (13,477,743)  (116,675,298) (11,635,186)  (147,185,352)
Redemption Fee.....................          --         28,346           --        274,334
                                    -----------  -------------  -----------  -------------
Net Decrease.......................  (4,701,307) $ (38,861,190)    (413,812) $  (4,470,367)
                                    ===========  =============  ===========  =============

                                                     Emerging Markets Fund
                                    ------------------------------------------------------
                                            Year Ended                  Year Ended
                                             03/31/02                    03/31/01
                                    --------------------------  --------------------------
                                       Shares        Amount        Shares        Amount
                                    -----------  -------------  -----------  -------------
Sold...............................   3,266,009  $  14,636,492    1,185,871  $   6,082,160
Issued as reinvestment of dividends         222          1,001           --             --
Redeemed...........................  (1,420,176)    (5,823,346)    (760,770)    (4,136,308)
Redemption Fee.....................          --              1           --             40
                                    -----------  -------------  -----------  -------------
Net Increase.......................   1,846,055  $   8,814,148      425,101  $   1,945,892
                                    ===========  =============  ===========  =============

6.  Organization Costs:

   Excelsior Fund has borne all costs in connection with the initial organization of new portfolios, including the fees for registering and qualifying its shares for distribution under federal and state securities regulations. All such costs incurred prior to June 30, 1998 are being amortized on the straight-line basis over periods of five years from the dates on which each Portfolio commenced operations.

7.  Line of Credit:

   The Portfolios and other affiliated funds participate in a $50 million unsecured line of credit provided by The JPMorgan Chase Bank under a line of credit agreement. Borrowings may be made to temporarily finance the repurchase of Portfolio shares. Interest is charged to each Portfolio, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.50% per year. In addition, a commitment fee, based on the average daily unused portion of the line of credit, is allocated among the participating Portfolios at the end of each quarter. For the year ended March 31, 2002, the Portfolios had no borrowings under the agreement.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Shareholders
and Boards of Directors of
Excelsior Funds, Inc.

   We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the International, Latin America, Pacific/Asia, Pan European, and Emerging Markets Funds (five of the portfolios constituting the Excelsior Funds, Inc.) (the "Funds") as of March 31, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 2002 by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the International, Latin America, Pacific/Asia, Pan European, and Emerging Markets Funds at March 31, 2002, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
May 10, 2002

  Directors/Trustees and Officers of the Excelsior Funds Complex (Unaudited)

   Information pertaining to the directors/trustees and officers of Excelsior Fund, Excelsior Tax-Exempt Fund and Excelsior Funds Trust (each a "Company" and collectively, the "Excelsior Funds Complex") is set forth below.
Directors/Trustees who are not deemed to be "interested persons" of the Excelsior Funds Complex as defined in the 1940 Act are referred to as "Independent Board Members." Directors/trustees who are deemed to be "interested persons" of the Excelsior Funds Complex are referred to as "Interested Board Members." Currently, the Excelsior Funds Complex does not have any Interested Board Members.

                                                                                                  Number of
                                                                                                  Portfolios
                                                                                                      in
                                     Term of                                                      Excelsior
                                     Office                                                         Funds        Other
                                       and                                                         Complex   Directorships
                     Position(s)     Length                                                        Overseen     Held by
  Name, Address,    Held with each   of Time           Principal Occupation(s)                     by Board      Board
      Age(1)           Company      Served(2)            During Past 5 Years                      Member(3)    Member(4)
------------------- --------------- ---------          --------------------------------           ---------- -------------
INDEPENDENT BOARD MEMBERS
Frederick S. Wonham Director/         Since            Retired; Chairman of the Board (since          33         None
Age: 70             Trustee,          1997             1997) and President, Treasurer and
                    Chairman of the                    Director (since 1995) of Excelsior Fund
                    Board                              and Excelsior Tax-Exempt Fund;
                                                       Chairman of the Boards (since 1997),
                                                       President, Treasurer and Trustee (since
                                                       1995) of Excelsior Funds Trust; Vice
                                                       Chairman of U.S. Trust Corporation and
                                                       U.S. Trust New York (from February
                                                       1990 until September 1995); and
                                                       Chairman, U.S. Trust Company (from
                                                       March 1993 to May 1997).

Rodman L. Drake     Director/         Since            Director of Excelsior Fund and Excelsior       33         None
Age: 59             Trustee           1994             Tax-Exempt Fund (since 1996); Trustee
                                                       of Excelsior Funds Trust (since 1994);
                                                       Director, Parsons Brinkerhoff, Inc.
                                                       (engineering firm) (since 1995);
                                                       President, Continuation Investments
                                                       Group, Inc. (since 1997); President,
                                                       Mandrake Group (investment and
                                                       consulting firm) (1994-1997); Chairman,
                                                       MetroCashcard International Inc. (since
                                                       1999); Director, Hotelivision, Inc. (since
                                                       1999); Director, Alliance Group Services,
                                                       Inc. (since 1998); Director, Clean Fuels
                                                       Technology Corp. (since 1998);
                                                       Director, Absolute Quality Inc.(since
                                                       2000); Director, Hyperion Total Return
                                                       Fund, Inc. and three other funds for
                                                       which Hyperion Capital Management,
                                                       Inc. serves as investment adviser (since
                                                       1991); Director, The Latin America
                                                       Smaller Companies Fund, Inc. (from
                                                       1993 to 1998).

                                                                                            Number of
                                                                                            Portfolios
                                                                                                in
                                Term of                                                     Excelsior
                                Office                                                        Funds        Other
                                  and                                                        Complex   Directorships
                 Position(s)   Length of                                                     Overseen     Held by
Name, Address,  Held with each   Time             Principal Occupation(s)                    by Board      Board
    Age(1)         Company     Served(2)            During Past 5 Years                     Member(3)    Member(4)
--------------- -------------- ---------         ------------------------                   ---------- -------------
Ralph E. Gomory   Director/      Since           Director of Excelsior Fund and Excelsior       33         None
Age: 72           Trustee      September         Tax-Exempt Fund and Trustee of
                                 2001            Excelsior Funds Trust (since September
                                                 2001); President, Alfred P. Sloan
                                                 Foundation (since 1989); Director,
                                                 Ashland, Inc. (refining, distribution,
                                                 road construction) (since 1989);
                                                 Director, Lexmark International, Inc.
                                                 (printer manufacturing) (since 1991);
                                                 Director, Washington Post Company
                                                 (media) (since 1989); Director, Polariod
                                                 Company (cameras and film) (since
                                                 1993).

Mel Hall          Director/      Since           Director of Excelsior Fund and Excelsior       33         None
Age: 57           Trustee        2000            Tax-Exempt Fund (since July 2000);
                                                 Trustee of Excelsior Funds Trust (since
                                                 July 2000); Chief Executive Officer,
                                                 Comprehensive Health Services, Inc.
                                                 (health care management and
                                                 administration).

Roger M. Lynch    Director/      Since           Director of Excelsior Fund and Excelsior       33         None
Age: 61           Trustee      September         Tax-Exempt Fund and Trustee of
                                 2001            Excelsior Funds Trust (since September
                                                 2001); Retired: Chairman of the Board
                                                 of Trustees of Fairfield University (since
                                                 1996); Director, SLD Commodities, Inc.
                                                 (importer of nuts) (since 1991);
                                                 President, Corporate Asset Funding Co.,
                                                 Inc. (asset securitization) (from 1987 to
                                                 1999); General Partner (from 1980 to
                                                 1986) and Limited Partner (from 1986
                                                 to 1999), Goldman Sachs & Co.;
                                                 Chairman, Goldman Sachs Money
                                                 Markets, Inc. (from 1982 to 1986).

Jonathan Piel     Director/      Since           Director of Excelsior Fund and Excelsior       33         None
Age: 63           Trustee        1994            Tax-Exempt Fund (since 1996); Trustee
                                                 of Excelsior Funds Trust (since 1994);
                                                 Director, Group for The South Fork,
                                                 Bridgehampton, New York (since 1993);
                                                 and Member, Advisory Committee,
                                                 Knight Journalism Fellowships,
                                                 Massachusetts Institute of Technology
                                                 (since 1984); Candidate for the degree
                                                 of Master of Professional Studies,
                                                 Interactive Telecommunication
                                                 Program, Tisch School of the Arts, New
                                                 York University; expected date of
                                                 Graduation, May 2002.

                                                                                                  Number of
                                                                                                  Portfolios
                                         Term of                                                      in
                                         Office                                                   Excelsior
                                           and                                                      Funds        Other
                                         Length                                                    Complex   Directorships
                         Position(s)       of                                                      Overseen     Held by
    Name, Address,      Held with each    Time             Principal Occupation(s)                 by Board      Board
        Age(1)             Company      Served(2)            During Past 5 Years                  Member(3)    Member(4)
----------------------- --------------- ---------       -----------------------------             ---------- -------------
OFFICERS
Stephen C. Hassenfelt   President       Since           Executive Vice President, U.S. Trust         N/A          N/A
Age: 52                                 February        Corporation (since January 2002);
                                        2002            Chairman, U.S. Trust Company of North
                                                        Carolina (since 1999); Chairman and
                                                        Chief Executive Officer, NCT
                                                        Opportunities, Inc. (since 1994);
                                                        Chairman and founder, North Carolina
                                                        Trust Company (from 1984 to 1999);
                                                        Director, Guilford Mills, Inc. (since
                                                        1989) and The Tenner Companies
                                                        (since 1993).

Brian Schmidt           Vice President, Since           Senior Vice President, U.S. Trust            N/A          N/A
225 High Ridge Road     Chief Financial 2001            Company (since 1998); Vice President,
Stamford, CT 06905 Age: Officer and                     U.S. Trust Company (from 1996-1998);
43                      Treasurer                       Vice President, Chief Financial Officer
                                                        and Treasurer, Excelsior Fund, Excelsior
                                                        Tax-Exempt Fund and Excelsior Funds
                                                        Trust (since February 2001); Chief
                                                        Financial Officer, Excelsior Venture
                                                        Investors III, LLC and Excelsior Venture
                                                        Partners III, LLC (since 2001); Chief
                                                        Financial Officer, Excelsior Private
                                                        Equity Fund II, Inc. (since 1997) and
                                                        UST Private Equity Fund, Inc. (since
                                                        1995).

Frank Bruno             Vice President  Since           Vice President, U.S. Trust Company           N/A          N/A
225 High Ridge Road     and Assistant   2001            (since 1994); Vice President and
Stamford, CT 06905 Age: Treasurer                       Assistant Treasurer, Excelsior Fund,
42                                                      Excelsior Tax-Exempt Fund and
                                                        Excelsior Funds Trust (since February
                                                        2001); Treasurer, Excelsior Venture
                                                        Investors III, LLC and Excelsior Venture
                                                        Partners III, LLC (since 2001), Excelsior
                                                        Private Equity Fund II, Inc. (since 1997)
                                                        and UST Private Equity Fund, Inc. (since
                                                        1995).

W. Bruce McConnel, III  Secretary       Since           Partner of the law firm of Drinker Biddle    N/A          N/A
One Logan Square 18th                   1984            & Reath LLP.
and Cherry Streets
Philadelphia, PA
19103-6996
Age: 59

                                                                                            Number of
                                                                                            Portfolios
                                        Term of                                                 in
                                        Office                                              Excelsior
                                          and                                                 Funds        Other
                                        Length                                               Complex   Directorships
                         Position(s)      of                                                 Overseen     Held by
    Name, Address,      Held with each   Time             Principal Occupation(s)            by Board      Board
        Age(1)             Company     Served(2)            During Past 5 Years             Member(3)    Member(4)
----------------------- -------------- --------- -----------------------------------------  ---------- -------------
Diane E. McCarthy         Assistant    Since     Partner of the law firm of Drinker Biddle     N/A          N/A
One Logan Square          Secretary    February  & Reath LLP.
18th and Cherry Streets                2002
Philadelphia, PA 19103-
6996
Age: 50

Julia Babik               Assistant    Since     Employed by SEI Investments since May         N/A          N/A
530 East                  Treasurer    2001      1993. Director of Funds Accounting, SEI
Swedesford Road                                  Investments, since 2000; Fund
Wayne, PA 19087                                  Accounting Manager, 1997-2000.
Age: 33

Timothy D. Barto          Assistant    Since     Employed by SEI Investments since             N/A          N/A
One Freedom               Treasurer    2001      October 1999. Vice President and
Valley Drive                                     Assistant Secretary of SEI Investments
Oaks, PA 19456                                   since December 1999. Associate at
Age: 34                                          Dechert, Price & Rhoads (1997-1999).
                                                 Associate at Richter, Miller & Finn (1993-
                                                 1997).

--------
(1)Each director/trustee may be contacted by writing to Excelsior Funds, One Freedom Valley Drive, Oaks, PA 19456.
(2)Each director/trustee shall hold office until the election and qualification of his or her successor, or until he or she sooner dies, resigns or is removed. The president, treasurer and secretary of each Company shall hold office for a one year term and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns is removed, or becomes disqualified in accordance with each Company's by-laws.
(3)The Excelsior Funds Complex consists of all registered investment companies (Excelsior Fund, Excelsior Tax-Exempt Fund and Excelsior Funds Trust) for which U.S. Trust serves as investment adviser. As of March 31, 2002, the Excelsior Funds Complex consisted of 33 Funds.
(4)Directorships of companies required to report to the Securities and Exchange Commission under the Securities Exchange Act of 1934 (i.e., "public companies") or other investment companies registered under the 1940 Act.

For more information regarding the Directors/Trustees and Officers, please refer to the Statement of Additional Information, which is available upon request by calling 1-800-446-1012.

        Voting Results of Special Meetings of Shareholders: (Unaudited)

   On September 7, 2001 there was a special meeting of the shareholders of Excelsior Funds Trust, at such meeting shareholders of were asked to consider two proposals. The following were the results of the vote by proposal:

      1. To consider and act upon a proposal to elect Messrs. Drake, Gomory, Hall, Lynch, Piel and Wonham as Trustees of Excelsior Funds Trust.

                       For the proposal............................................    74,992,212
                       Against the proposal........................................       104,955
                       Abstain.....................................................             0

                             2. The ratification of the selection of Ernst & Young LLP as independent auditors for Excelsior Funds
                          Trust.

                       For the proposal............................................    74,983,840
                       Against the proposal........................................        51,955
                       Abstain.....................................................        61,677

                          On September 7, 2001 and continued until September 14, 2001, there was a special meeting of the shareholders of Excelsior Funds Inc. and Excelsior Tax-Exempt Funds, Inc., at such meeting shareholders were asked to consider two proposals. The following were the results of the vote by proposal:

                             1. To consider and act upon a proposal to elect Messrs. Drake, Gomory, Hall, Lynch, Piel and
                          Wonham as Trustees of Excelsior Funds, Inc. and Excelsior Tax-Exempt Funds, Inc.

                       For the proposal............................................ 2,605,422,870
                       Against the proposal........................................    46,506,773
                       Abstain.....................................................             0

                             2. The ratification of the selection of Ernst & Young LLP as independent auditors for Excelsior Funds,
                          Inc. and Excelsior Tax-Exempt Funds, Inc.

                       For the proposal............................................ 2,617,069,459
                       Against the proposal........................................    31,498,404
                       Abstain.....................................................     3,361,780

                     Federal Tax Information: (Unaudited)

   For the year ended March 31, 2002, the designation of long-term capital gain and the amounts expected to be passed through to shareholders as foreign tax credits are approximated as follows:

                                            20%      Foreign
                                         Long-Term     Tax
                  Fund                  Capital Gain Credit
                  --------------------- ------------ --------
                  International Fund... $12,822,319  $285,065
                  Latin America Fund...          --    34,302
                  Pacific/Asia Fund....          --    37,228
                  Pan European Fund....   6,092,926    84,945
                  Emerging Markets Fund          --    26,452

   In addition, for the year ended March 31, 2002, gross income derived from sources within foreign countries approximately amounted to the following:

                                               Foreign
                                               Source
                        Fund                   Income
                        --------------------- ----------
                        International Fund... $3,539,305
                        Latin America Fund...    425,829
                        Pacific/Asia Fund....    404,693
                        Pan European Fund....  1,342,625
                        Emerging Markets Fund    208,096


                                                                   AR-INTL-0302